                                                                  EXECUTION COPY


                          SALE AND SERVICING AGREEMENT

                          Dated as of December 28, 1995

                                      among

                 OLYMPIC AUTOMOBILE RECEIVABLES WAREHOUSE TRUST
                                     Issuer


                      OLYMPIC RECEIVABLES FINANCE CORP. II
                                     Seller


                             OLYMPIC FINANCIAL LTD.
                   In its individual capacity and as Servicer


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                 Backup Servicer

                               TABLE OF CONTENTS

                                                                       PAGE
                                   ARTICLE I
                                  DEFINITIONS

Section 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2.   Usage of Terms . . . . . . . . . . . . . . . . . . . . .  22
Section 1.3.   Calculations . . . . . . . . . . . . . . . . . . . . . .  22
Section 1.4.   Section References . . . . . . . . . . . . . . . . . . .  22
Section 1.5.   No Recourse. . . . . . . . . . . . . . . . . . . . . . .  23
Section 1.6.   Condition to Effectiveness of Agreements . . . . . . . .  23


                                  ARTICLE II
                           CONVEYANCE OF RECEIVABLES

Section 2.1.   Conveyance of Receivables. . . . . . . . . . . . . . . .  23
Section 2.2.   Custody of Receivable Files. . . . . . . . . . . . . . .  28
Section 2.3.   Conditions to Acceptance by Owner Trustee. . . . . . . .  29
Section 2.4.   Deemed Acceptance by Owner Trustee and Indenture
               Trustee. . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 2.5.   Representations and Warranties of Seller . . . . . . . .  30
Section 2.6.   Repurchase of Receivables Upon Breach of Warranty. . . .  34
Section 2.7.   Nonpetition Covenant . . . . . . . . . . . . . . . . . .  35
Section 2.8.   Collecting Lien Certificates Not Delivered on the
               Closing Date or Transfer Date. . . . . . . . . . . . . .  35
Section 2.9.   Trust's Assignment of Administrative Receivables and
               Warranty Receivables . . . . . . . . . . . . . . . . . .  35

                                 ARTICLE III
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.1.   Duties of the Servicer . . . . . . . . . . . . . . . . .  36
Section 3.2.   Collection of Receivable Payments; Modifications of
               Receivables; Lockbox Agreements. . . . . . . . . . . . .  37
Section 3.3.   Realization Upon Receivables . . . . . . . . . . . . . .  40
Section 3.4.   Insurance. . . . . . . . . . . . . . . . . . . . . . . .  41
Section 3.5.   Maintenance of Security Interests in Vehicles. . . . . .  42
Section 3.6.   Covenants, Representations, and Warranties of Servicer .  43
Section 3.7.   Purchase of Receivables Upon Breach of Covenant. . . . .  45
Section 3.8.   Total Servicing Fee; Payment of Certain Expenses by
               Servicer . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 3.9.   Servicer's Certificate . . . . . . . . . . . . . . . . .  46

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Section 3.10.  Annual Statement as to Compliance; Notice of Servicer
               Termination Event. . . . . . . . . . . . . . . . . . . .  47
Section 3.11.  Annual Independent Accountants' Report . . . . . . . . .  48
Section 3.12.  Access to Certain Documentation and Information
               Regarding Receivables. . . . . . . . . . . . . . . . . .  48
Section 3.13.  Monthly Tape . . . . . . . . . . . . . . . . . . . . . .  49
Section 3.14.  Retention of Servicer. . . . . . . . . . . . . . . . . .  50
Section 3.15.  Fidelity Bond. . . . . . . . . . . . . . . . . . . . . .  50
Section 3.16.  Duties of the Servicer under the Indenture . . . . . . .  50
Section 3.17.  Daily Report . . . . . . . . . . . . . . . . . . . . . .  51
Section 3.18.  Certain Duties of the Servicer under the Trust
               Agreement. . . . . . . . . . . . . . . . . . . . . . . .  51

                                  ARTICLE IV
                         DISTRIBUTIONS; STATEMENTS TO
                      CERTIFICATEHOLDERS AND NOTEHOLDERS

Section 4.1.   Trust Accounts . . . . . . . . . . . . . . . . . . . . .  52
Section 4.2.   Collections. . . . . . . . . . . . . . . . . . . . . . .  53
Section 4.3.   Application of Collections . . . . . . . . . . . . . . .  54
Section 4.4.   Monthly Advances . . . . . . . . . . . . . . . . . . . .  55
Section 4.5.   Additional Deposits. . . . . . . . . . . . . . . . . . .  56
Section 4.6.   Distributions. . . . . . . . . . . . . . . . . . . . . .  56
Section 4.7.   Distributions on Trust Property Liquidation. . . . . . .  58
Section 4.8.   Net Deposits . . . . . . . . . . . . . . . . . . . . . .  60
Section 4.9.   Statements to Certificateholders and Noteholders . . . .  60
Section 4.10.  Indenture Trustee as Agent . . . . . . . . . . . . . . .  62
Section 4.11.  Eligible Accounts. . . . . . . . . . . . . . . . . . . .  62

                                   ARTICLE V
                              THE SPREAD ACCOUNT
Section 5.1.   Withdrawals from Spread Account. . . . . . . . . . . . .  62

                                  ARTICLE VI
                                  THE SELLER

Section 6.1.   Liability of Seller. . . . . . . . . . . . . . . . . . .  62
Section 6.2.   Merger or Consolidation of, or Assumption of the
               Obligations of, Seller; Amendment of Certificate of
               Incorporation. . . . . . . . . . . . . . . . . . . . . .  63
Section 6.3.   Limitation on Liability of Seller and Others . . . . . .  63
Section 6.4.   Seller May Own Certificates or Notes . . . . . . . . . .  64
Section 6.5.   Limited Recourse Upon Securitized Offering . . . . . . .  64

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                                  ARTICLE VII
                                 THE SERVICER

Section 7.1.   Liability of Servicer; Indemnities . . . . . . . . . . .  64
Section 7.2.   Merger or Consolidation of, or Assumption of the
               Obligations of, the Servicer or Backup Servicer. . . . .  66
Section 7.3.   Limitation on Liability of Servicer, Backup Servicer
               and Others . . . . . . . . . . . . . . . . . . . . . . .  67
Section 7.4.   Delegation of Duties . . . . . . . . . . . . . . . . . .  67
Section 7.5.   Servicer and Backup Servicer Not to Resign . . . . . . .  68

                                 ARTICLE VIII
                          SERVICER TERMINATION EVENTS

Section 8.1.   Servicer Termination Event . . . . . . . . . . . . . . .  68
Section 8.2.   Consequences of a Servicer Termination Event . . . . . .  69
Section 8.3.   Appointment of Successor . . . . . . . . . . . . . . . .  70
Section 8.4.   Notification to Certificateholders and Noteholders . . .  71
Section 8.5.   Waiver of Past Defaults. . . . . . . . . . . . . . . . .  71

                                  ARTICLE IX
                                  TERMINATION

Section 9.1.   Optional Purchase of Receivables; Liquidation of Trust
               Estate . . . . . . . . . . . . . . . . . . . . . . . . .  72

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.1.  Amendment. . . . . . . . . . . . . . . . . . . . . . . .  74
Section 10.2.  Protection of Title to Trust Property. . . . . . . . . .  76
Section 10.3.  Governing Law. . . . . . . . . . . . . . . . . . . . . .  78
Section 10.4.  Severability of Provisions . . . . . . . . . . . . . . .  78
Section 10.5.  Assignment . . . . . . . . . . . . . . . . . . . . . . .  78
Section 10.6.  Third-Party Beneficiaries. . . . . . . . . . . . . . . .  78
Section 10.7.  [RESERVED] . . . . . . . . . . . . . . . . . . . . . . .  78
Section 10.8.  Counterparts . . . . . . . . . . . . . . . . . . . . . .  78
Section 10.9.  Intention of Parties . . . . . . . . . . . . . . . . . .  78
Section 10.10. Notices. . . . . . . . . . . . . . . . . . . . . . . . .  79
Section 10.11. Limitation of Liability. . . . . . . . . . . . . . . . .  79

                                      -iii-
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SCHEDULE A     SCHEDULE OF RECEIVABLES
SCHEDULE B     REPRESENTATIONS AND WARRANTIES OF SELLER AND OFL
SCHEDULE C     SERVICING POLICIES AND PROCEDURES

EXHIBIT B      FORM OF CUSTODIAN AGREEMENT
EXHIBIT D      FORM OF RECEIVABLES PURCHASE AGREEMENT
EXHIBIT E      FORM OF SERVICER'S CERTIFICATE
EXHIBIT F      FORM OF TRANSFER AGREEMENT




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     THIS SALE AND SERVICING AGREEMENT, dated as of December 28, 1995, is made among Olympic Automobile Receivables Warehouse Trust (the "Issuer"), Olympic Receivables Finance Corp. II, a Delaware corporation, as Seller (the "Seller"), Olympic Financial Ltd., a Minnesota corporation, in its individual capacity and as Servicer (in its individual capacity, "OFL"; in its capacity as Servicer, the "Servicer") and Norwest Bank Minnesota, National Association, a national banking association, as Backup Servicer (the "Backup Servicer").

     In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1. DEFINITIONS. All terms defined in the Indenture or the Trust Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in Section 3.11.

     ACCOUNTING DATE: With respect to a Distribution Date or a Determination Date, the last day of the Monthly Period immediately preceding such Distribution Date or Determination Date.

     ADMINISTRATIVE RECEIVABLE: With respect to any Monthly Period, a Receivable which the Servicer is required to purchase pursuant to Section 3.7 or which the Servicer has elected to purchase pursuant to Section 3.4(c).

     ADMINISTRATOR:  The meaning assigned to such term in the Trust Agreement.

     AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGGREGATE MONTHLY ADVANCE AMOUNT: As of any Determination Date, the excess, if any, of (x) the amount of interest accrued on the Receivables (for the number of calendar days in the related Monthly Period) (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Receivable as of the second Accounting Date preceding such Determination
Date) over (y) the amounts deposited into the Collection Account during the related Monthly Period in respect of the Receivables and allocable to interest (determined in accordance with Section 4.3).

     AGGREGATE PRINCIPAL BALANCE: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting
Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period and (ii) any Receivable that became a Purchased Receivable as of the related Accounting
Date).

     AGREEMENT OR "THIS AGREEMENT": This Sale and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

     AMOUNT FINANCED: With respect to a Receivable or an Auto Receivable, the aggregate amount advanced under such Receivable or Auto Receivable, as applicable, toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs. The term "Amount Financed" shall not include any Insurance Add-On Amounts.

     ANNUAL PERCENTAGE RATE OR APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act).
If after the Closing Date or the applicable Transfer Date, the rate per annum with respect to a Receivable as of the Closing Date or the applicable Transfer Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR shall refer to such reduced rate.

     ASSIGNMENT AGREEMENT: The assignment agreement between OFL and the Seller pursuant to which OFL sells and assigns Receivables and related Other Conveyed Property to the Seller, the form of which is attached to the Purchase Agreement as Exhibit A.

     AUTO RECEIVABLES: Any consumer installment sale contracts or promissory notes (and related security agreements) secured by new and used automobiles and light trucks (and all accessories thereto) purchased or otherwise acquired by OFL or any Affiliate of OFL from Dealers.

     AVAILABLE FUNDS: With respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, (ii) all Purchase Amounts to be deposited in the Collection Account on the related Deposit Date, (iii) all Monthly Advances to be made by the Seller or the Servicer on the related Deposit Date, and (iv) all net income from investments of funds in the Trust Accounts and the Certificate Distribution Account during the related Monthly Period.

     AVERAGE NET EXCESS SPREAD PERCENTAGE: (i) As of (x) the first Determination Date or (y) the second Determination Date immediately following a Trust Property Liquidation Date, or if no Trust Property Liquidation Date has occurred, the Closing Date, in the case of the first such Determination Date, the Net Excess Spread Percentage as of the Accounting Date for the related Monthly Period and in the case of the second such Determination Date, the average of the Net Excess Spread Percentages for the two preceding Monthly Periods, calculated as of the Accounting Date of each such Monthly Period; and (ii) as of any subsequent Determination Date, the average of the Net Excess Spread Percentages for the three preceding Monthly Periods, calculated as of the Accounting Date of each such Monthly Period.

     AVERAGE SERVICING PORTFOLIO: As of any date, the average of the Servicing Portfolio for the seven preceding Monthly Periods, calculated in each case as of the Accounting Date with respect to each Monthly Period.

     BACKUP SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest pursuant to Section 8.2, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 8.3.

     BASIC SERVICING FEE: With respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the Aggregate Principal Balance as of the Determination Date falling in such Monthly Period.

     BASIC SERVICING FEE RATE: 1.00% per annum, payable monthly at one-twelfth of the annual rate.

     BUSINESS DAY: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     CERTIFICATE BALANCE: The meaning assigned to such term in the Trust Agreement.

     CERTIFICATE DISTRIBUTION ACCOUNT: The meaning assigned to such term in the Trust Agreement.

     CERTIFICATE MAJORITY: The meaning assigned to such term in the Trust Agreement.

     CERTIFICATE PURCHASE AGREEMENT: The meaning assigned to such term in the Trust Agreement

     CERTIFICATE PURCHASE TERMINATION EVENT: Any event or occurrence designated as such in the Certificate Purchase Agreement.

     CERTIFICATE RATE: The meaning assigned to such term in the Certificate Purchase Agreement.

     CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

     CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to but excluding the current Distribution Date.

     CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, for the related Interest Accrual Period, the sum of
(i) the sum of the interest accrued on each day during such Interest Accrual Period on the Certificates at the Certificate Rate on the Certificate Balance as of the close of business on the immediately preceding day and (ii) the Interest Arrearage.

     CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount plus, with respect to the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, the remainder of the Principal Distribution Amount on such Distribution Date.

     CERTIFICATEHOLDERS' PERCENTAGE: With respect to any Determination Date relating to a Distribution Date, 100% minus the Noteholders' Percentage as of such Determination Date.

     CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL: As of the close of any Distribution Date, the excess of the sum of the Certificateholders' Principal Distributable Amount over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

     CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and any Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. The "Certificateholders' Principal Distributable Amount" on the Final Scheduled Distribution Date will equal the Certificate Balance as of the Final Scheduled Distribution Date.

     CERTIFICATES:  The meaning assigned to such term in the Trust Agreement.

     CLOSING DATE:  December 28, 1995.

     COLLATERAL INSURANCE:  The meaning set forth in Section 3.4(a).

     COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Liquidation Proceeds collected during the related Monthly Period (but excluding any Monthly Advances and any Purchase Amounts).

     COLLECTION ACCOUNT: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1(a).

     COLLECTION RECORDS: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

     COLLECTION SHORTFALL: As of any Determination Date, with respect to a Receivable, if the amounts deposited into the Collection Account during a Monthly Period in respect of such Receivable and allocable to interest (determined in accordance with Section 4.3) is less than the interest accrued on such Receivable (for the number of calendar days in such Monthly Period) (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Receivable as of the Accounting Date for the immediately preceding Monthly Period), the amount of such shortfall.

     COMMERCIAL PAPER NOTES: The commercial paper notes issued from time to time by DFC and related to the Notes.

     CORPORATE TRUST OFFICE: With respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the execution of this Agreement is (302) 651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is (612) 667-9825.

     CRAM DOWN LOSS: With respect to a Receivable or an Auto Receivable, as applicable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or an Auto Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable or an Auto Receivable, an amount equal to the excess of the principal balance of such Receivable or Auto Receivable, as applicable, immediately prior to such order over the principal balance of such Receivable or Auto Receivable, as applicable, as so reduced or the net present value (using as the discount rate the higher of the contract rate or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

     CUSTODIAN: OFL and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust, which Person must be acceptable to JPMD.

     CUSTODIAN AGREEMENT: Any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to JPMD.

     CUTOFF DATE: With respect to any Receivables, the date specified in the related Transfer Agreement, which may in no event be later than the related Transfer Date.

     DEALER: A seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to OFL under an agreement between such seller and OFL.

     DEALER AGREEMENT: An agreement between OFL and a Dealer relating to the sale of Auto Receivables to OFL and all documents and instruments relating thereto.

     DEALER ASSIGNMENT: With respect to an Auto Receivable, the executed assignment executed by a Dealer conveying such Receivable to OFL.

     DEEMED CURED: (i) As of any Determination Date following the occurrence of a Trigger Event, no Trigger Event has occurred and is continuing as of such Determination Date or as of any of the 3 consecutively preceding Monthly Periods during which there were Receivables in the Trust; and (ii) the occurrence of a Trust Property Liquidation Date on which not less than all of the Receivables in the Trust as of such date are purchased pursuant to
Section 9.1(b) hereof.

     DEFICIENCY CLAIM AMOUNT:  The meaning set forth in Section 5.1.

     DELINQUENCY RATIO: As of any Determination Date, a fraction, expressed as a percentage, the numerator of which equals the aggregate of the Principal Balances of all Auto Receivables that are Delinquent Receivables and the denominator of which equals the Servicing Portfolio as of such Determination Date.

     DELINQUENT RECEIVABLE: With respect to any Determination Date, any Receivable or Auto Receivable, as applicable, as to which all or a portion of a Scheduled Payment is more than 31 days delinquent as of the related Accounting Date.

     DEPOSIT DATE: With respect to any Monthly Period, the Business Day immediately preceding the related Distribution Date.

     DETERMINATION DATE: With respect to any Monthly Period, the fifth Business Day immediately preceding the related Distribution Date.

     DFC:  Delaware Funding Corporation, a Delaware corporation.

     DFC ASSET PURCHASE AGREEMENT: The meaning assigned to such term in the Note Purchase Agreement.

     DISTRIBUTION AMOUNT:  With respect to a Distribution Date, the sum of
(i) the Available Funds for such Distribution Date, and (ii) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date.

     DISTRIBUTION DATE: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing February 15, 1996 to and including the Final Scheduled Distribution Date.

     ELECTRONIC LEDGER: The electronic master record of the retail installment sales contracts or installment loans of OFL.

     ELIGIBLE ACCOUNT: A segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's.

     ELIGIBLE INVESTMENTS: Any one or more of the following types of investments:

          (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

          (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Indenture Trustee, the Owner Trustee or any agent of either of them acting in their respective commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency;

         (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation in accordance with Section 4.1, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Indenture Trustee, the Owner Trustee or any agent of either of them acting in their respective commercial capacities);

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Trust Accounts to exceed 10% of the Eligible Investments held in the Trust Accounts (with Eligible Investments held in the Trust Accounts valued at par);

          (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in the highest credit rating category by each Rating Agency;

          (f) units of money market funds rated in the highest credit rating category by each Rating Agency; provided that all Eligible Investments shall be held in the name of the Indenture Trustee; or

          (g) any other demand or time deposit, obligation, security or investment as may be acceptable to JPMD and that satisfies the Rating Agency Condition;

Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.

     ELIGIBLE SERVICER: OFL, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

     EXCESS YIELD CONDITION: As of any date, the Excess Yield Percentage is greater than 3.0%.

     EXCESS YIELD PERCENTAGE: As of any date, (i) the weighted average APR of the Receivables, minus (ii) the sum of (x) the H.15 (519) 30-day Commercial Paper Rate as of the immediately preceding Business Day plus (y) 1.50%.

     FACILITY BALANCE: As of any date, the sum of (i) the aggregate Outstanding Amount of the Notes, plus (ii) the Certificate Balance (excluding the General Partner Certificates).

     FACILITY LIMIT:  $219,800,000.00.

     FINAL SCHEDULED DISTRIBUTION DATE: With respect to the Notes and the Certificates, the earlier of (i) the Distribution Date that is 85 months from the Purchase Termination Date and (ii) the date on which the Notes or the Certificates are fully redeemed in accordance with the Indenture or the Trust Agreement, as the case may be (or, if such day is not a Business Day, the next succeeding Business Day).

     FINANCED VEHICLE: A new or used automobile or light truck, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable or an Auto Receivable, as applicable.

     FORCE-PLACED INSURANCE:  The meaning set forth in Section 3.4(b).

     FUNDING PERIOD: The period from and including the Closing Date to but excluding the Purchase Termination Date.

     GENERAL PARTNER CERTIFICATES: The meaning assigned to such term in the Trust Agreement.

     GENERAL PARTNER: Seller in its capacity as general partner of the Trust, and any successors thereto as permitted by the Trust Agreement.

     INDENTURE: The Indenture, dated as of December 28, 1995, between the Trust and the Indenture Trustee, as the same may be amended and supplemented from time to time.

     INDENTURE COLLATERAL: The meaning assigned to such term in the Indenture.

     INDENTURE TRUSTEE: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

     INDEPENDENT ACCOUNTANTS:  The meaning set forth in Section 3.11(a).

     INDEPENDENT CERTIFICATE: The meaning assigned to such term in the Indenture.

     INELIGIBLE RECEIVABLES: With respect to a Securitized Offering, any Receivables that do not meet the eligibility criteria as of the cutoff date for such Securitized Offering.

     INSOLVENCY EVENT: With respect to a specified Person, (a) the commencement of an involuntary case against such Person under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days; or (b) the filing of a decree or entry of an order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; or (c) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     INSOLVENCY PROCEEDS:  The meaning set forth in Section 9.1(c).

     INSURANCE ADD-ON AMOUNT: The premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 3.4.

     INSURANCE POLICY: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

     INTEREST ACCRUAL PERIOD: The meaning set forth in the Note Purchase Agreement or the Certificate Purchase Agreement, as applicable

     INTEREST ARREARAGE: The meaning assigned to such term in the Certificate Purchase Agreement.

     INVESTOR GROUP: The group of investors committed to purchasing Investor Certificates under the Certificate Purchase Agreement.

     ISSUER:  The meaning assigned to such term in the Indenture.

     ISSUER ORDER:  The meaning assigned to such term in the Indenture.

     JPMD: J.P. Morgan Delaware, in its capacity as Administrative Agent for DFC and the purchasers under the DFC Asset Purchase Agreement and as agent for the banks under the Program Facility, or as agent for the Investor Group.

     LIEN: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

     LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

     LIQUIDATED RECEIVABLE: With respect to any Monthly Period, a Receivable as to which (i) 91 days have elapsed since the Servicer repossessed the related Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, or (iii) all or any portion of a Scheduled Payment shall have become more than 180 days delinquent.

     LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and
(ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

     LOCKBOX ACCOUNT: The segregated account maintained on behalf of the Trust by the Lockbox Bank in accordance with Section 3.2(d).

     LOCKBOX AGREEMENT: The Agency Agreement, dated as of November 13, 1992 by and among Harris Trust and Savings Bank, OFL, Shawmut Bank, N.A., as Trustee, Saturn Financial Services, Inc. and the Program Parties (as defined therein), taken together with the Retail Lockbox Agreement, dated as of November 13, 1992, among such parties, and the Counterpart to Agency Agreement and Retail Lockbox Agreement, dated as of December 28, 1995, among Harris Trust and Savings Bank, OFL, the Trust and the Indenture Trustee, as such agreements may be amended from time to time, unless the Indenture Trustee hereunder shall cease to be a Program Party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to JPMD, among the Servicer, the Trust, the Indenture Trustee and the Lockbox Bank.

     LOCKBOX BANK: Harris Trust and Savings Bank or a depository institution named by the Servicer and acceptable to JPMD.

     MATERIAL ADVERSE EFFECT: With respect to any event or circumstance, means a material adverse effect on:

          (i) the ability of OFL, the Seller or the Servicer to perform in all material respects its obligations under this Agreement or any other Related Document;

          (ii) the validity or enforceability of this Agreement, any other Related Document or the Receivables or the collectibility of the Receivables; or

          (iii) the status, existence, perfection, priority or enforceability of the Trust's interest in the Receivables.

     MAXIMUM PRINCIPAL BALANCE: With respect to the Notes, $200,000,000 (excluding capitalized interest thereon).

     MONTHLY ADVANCE: The amount that the Servicer or the Seller, as the case may be, is required to advance on any Receivables pursuant to Section 4.4(a) or (b).

     MONTHLY INTEREST COLLECTION SHORTFALL: As of any Determination Date, the excess, if any, of (x) the amount necessary to make the payments required by Sections 4.6(i), (ii), (iii), (iv) and (vi) hereof over (y) the sum of (i) the Collected Funds for such Determination Date, to the extent allocable to interest on the related Receivables, (ii) all Purchase Amounts to be deposited in the Collection Account on the related Deposit Date, to the extent allocable to interest on the related Receivables, and (iii) all net income from investments of funds in the Trust Accounts and the Certificate Distribution Account during the related Monthly Period.

     MONTHLY PERIOD: With respect to a Distribution Date or a Determination Date, the calendar month preceding the month in which such Distribution Date or Determination Date occurs (or, in the case of the first Distribution Date or Determination Date, the portion of the calendar month preceding the month in which such Distribution Date or Determination Date occurs, from and including the initial Transfer Date to and including the last day of such calendar month) (such calendar month (or portion thereof) being referred to as the "related" Monthly Period with respect to such Distribution Date or Determination Date). With respect to an Accounting Date, the calendar month in which such Accounting Date occurs is referred to herein as the "related" Monthly Period to such Accounting Date.

     MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount, if any, of Force-Placed Insurance payable monthly; amount of the Scheduled Payment; current Insurance Policy expiration date; and past due late charges, if any.

     MOODY'S:  Moody's Investors Service, Inc., or any successor thereto.

     NET ADVANCE AMOUNT: As of any Determination Date, an amount equal to the lesser of (i) the Aggregate Monthly Advance Amount and (ii) the Monthly Interest Collection Shortfall.

     NET ADVANCE SHORTFALL:  The meaning set forth in Section 4.4(a)(ii).

     NET EXCESS SPREAD PERCENTAGE: As of any Determination Date, (i) the weighted average APR of the Receivables (taking into account any hedging arrangements maintained pursuant to Section 2.1(b)(xiv) as of the related Accounting Date, minus (ii) the weighted average of the Note Interest Rate and the Certificate Rate for the immediately preceding Interest Accrual Period, minus (iii) 1.00%, minus (iv) the Net Loss Rate for such Determination Date.

     NET LOSS RATE: As of any Determination Date, a fraction expressed as a percentage, the numerator of which is equal to (i) the sum of (a) the aggregate of the Principal Balances as of the related Accounting Date of all Receivables that became Liquidated Receivables during the related Monthly Period and (b) the amount of any Cram Down Losses less (ii) the Liquidation Proceeds received by the Trust during the related Monthly Period, and the denominator of which is equal to the average of the Aggregate Principal Balance as of the related Accounting Date and the Aggregate Principal Balance as of the next preceding Accounting Date.

     NET PORTFOLIO LOSSES: With respect to any Monthly Period, the aggregate amount of gross charge-offs of Auto Receivables serviced by OFL or any of its Affiliates during such Monthly Period net of all recoveries with respect to any such Auto Receivables (including post-disposition amounts received on previously charged-off Auto Receivables), calculated in a manner consistent with the calculation of net losses in OFL's Annual Report on Form 10-K for the year ended December 31, 1994.

     NON-CALLABLE NOTES:  The meaning assigned to such term in the Indenture.

     NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.1(b).

     NOTE INTEREST ARREARAGE: The meaning assigned to such term in the Note Purchase Agreement.

     NOTE INTEREST RATE: The meaning assigned to such term in the Note Purchase Agreement.

     NOTE MAJORITY: Holders of Notes representing a majority of the Outstanding principal balance of Notes or if no Notes are Outstanding but the Purchase Termination Date has not occurred, holders of commitments to purchase a majority of the Maximum Principal Balance of Notes; PROVIDED, HOWEVER, any Notes held by OFL or any affiliate thereof shall be excluded when calculating a Note Majority.

     NOTE PURCHASE AGREEMENT: The Note Purchase Agreement, dated as of December 28, 1995, among the Trust, OFL, the owners named therein and J.P. Morgan Delaware, as agent for those owners, as the same may be amended and supplemented from time to time.

     NOTE PURCHASE TERMINATION EVENT: Any event or occurrence designated as such in the Note Purchase Agreement.

     NOTEHOLDERS' DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount.

     NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Noteholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest on the Notes that was actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Note Interest Rate from such preceding Distribution Date to but excluding the current Distribution Date.

     NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, for the related Interest Accrual Period, the sum of (i) the sum of the interest accrued on each day during such Interest Accrual Period on the Notes at the Note Interest Rate on the outstanding principal balance of the Notes as of the close of business on the immediately preceding day and (ii) the Note Interest Arrearage.

     NOTEHOLDERS' PERCENTAGE: (i) with respect to any Determination Date relating to a Distribution Date prior to the Distribution Date on which the principal balance of the Notes is reduced to zero, 100%, (ii) with respect to the Determination Date relating to the Distribution Date on which the principal balance of the Notes is reduced to zero, 100% with respect to that portion of the Principal Distribution Amount equal to the unpaid principal balance of the Notes, and with respect to the remaining portion of the Principal Distribution Amount, zero, and (iii) with respect to any Determination Date relating to a Distribution Date thereafter (if any), zero.

     NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date (other than the Final Scheduled Distribution Date with respect to the Notes), the Noteholders' Percentage of the Principal Distribution Amount for such Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date will equal the sum of (i) the Noteholders' Percentage of the Principal Distribution Amount for such Distribution Date, and (ii) the excess of the outstanding principal balance of the Notes, if any, over the amounts in clause (i). In no event may the Noteholders' Principal Distributable Amount for any Distribution Date exceed the outstanding principal balance of the Notes immediately prior to such Distribution Date.

     NOTES:  The meaning assigned to such term in the Indenture.

     OBLIGOR: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable or an Auto Receivable, as applicable.

     OFFICER'S CERTIFICATE:  The meaning assigned to such term in the Indenture.

     OFL:  Olympic Financial Ltd., a Minnesota corporation.

     OPINION OF COUNSEL: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Owner Trustee and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee or JPMD, to the Indenture Trustee or JPMD, as applicable.

     OTHER CONVEYED PROPERTY: The meaning assigned to such term in the Purchase Agreement.

     OUTSTANDING:  The meaning assigned to such term in the Indenture.

     OUTSTANDING AMOUNT:  The meaning assigned to such term in the Indenture.

     OUTSTANDING MONTHLY ADVANCES: With respect to a Receivable and a Determination Date, the sum of all Monthly Advances made on any Determination Date pursuant to

Section 4.4(b) prior to such Determination Date relating to that Receivable which have not been reimbursed pursuant to Section 4.6(i) or Section 4.8.

     OWNER TRUSTEE: Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor Owner Trustee appointed as provided in the Trust Agreement.

     PAYING AGENT:  The meaning assigned to such term in the Indenture.

     PERSON: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

     PORTFOLIO LOSS RATIO: As of any Determination Date, a fraction, expressed as a percentage, the numerator of which equals the product of 2.0 times the Net Portfolio Losses for the six preceding Monthly Periods and the denominator of which equals the Average Servicing Portfolio as of such Determination Date.

     PRINCIPAL BALANCE: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

     PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed with respect to each Receivable in accordance with the method specified in the related retail installment sale contract or promissory note: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balance (as of the related Accounting Date) of all Receivables that became Liquidated Receivables during the related Monthly Period (other than Purchased Receivables), (iii) the Principal Balance of all Receivables that became Purchased Receivables as of the related Accounting Date, and (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Monthly Period.

     PRINCIPAL FUNDING ACCOUNT: The account designated as the Principal Funding Account in, and which is established and maintained pursuant to, Section 4.1(d).

     PRINCIPAL FUNDING EXCESS AMOUNT:  The meaning specified in Section 4.2(b).

     PROGRAM FACILITY: The meaning assigned to such term in the Note Purchase Agreement.

     PURCHASE AGREEMENT: (i) The Receivables Purchase Agreement and Assignment, dated as of December 28, 1995, between OFL and the Seller and
(ii) one or more Assignment Agreements pursuant thereto, pursuant to which, together, OFL transfers the Receivables and Other Conveyed Property to the Seller.

     PURCHASE AMOUNT: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable (without regard to any Monthly Advances that may have been made with respect to the Receivable) as of the Accounting Date on which the obligation to purchase such Receivable arises.

     PURCHASE PRICE: With respect to any Receivables, Other Conveyed Property and other property conveyed to the Trust by the Seller on any Transfer Date, an amount equal to the sum of the Principal Balances of all such Receivables conveyed as of the applicable Cutoff Date.

     PURCHASED RECEIVABLE: As of any Accounting Date, any Receivable (including any Liquidated Receivable) that became a Warranty Receivable or Administrative Receivable as of such Accounting Date (or which OFL or the Servicer has elected to purchase as of an earlier Accounting Date, as permitted by Section 2.6 or 3.7), and as to which the Purchase Amount has been deposited in the Collection Account by the Seller, OFL or the Servicer, as applicable, on or before the related Deposit Date.

     PURCHASE TERMINATION DATE:  The meaning set forth in Section 2.1(c)(1).

     PURCHASE TERMINATION EVENT:  The meaning set forth in Section 2.1(c)(2).

     RATING AGENCY: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Commercial Paper Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Commercial Paper Notes , such other nationally recognized statistical rating organization selected by JPMD.

     RATING AGENCY CONDITION: With respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified JPMD in writing that such action will not result in a reduction or withdrawal of the then current rating of the Commercial Paper Notes.

     RECAPITALIZATION: A recapitalization of the Trust in which (a) the Trust issues Non-Callable Notes under the Indenture, the proceeds of which are used to redeem, in full or in part, the Notes Outstanding prior to that recapitalization and (b) the Seller waives its rights under Section 9.1(b)(ii) to purchase the Trust Property.

     RECEIVABLE: An Auto Receivable that is included in the Schedule of Receivables, and all rights and obligations under such a contract, but not including (i) any Liquidated

Receivable (other than for purposes of calculating Certificateholders' Distributable Amounts and Noteholders' Distributable Amounts hereunder and for the purpose of determining the obligations pursuant to Section 2.6 and
3.7 to purchase Receivables), or (ii) any Purchased Receivable on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Section 4.5.

     RECEIVABLE FILE: The documents, electronic entries, instruments and writings listed in Section 2.2(a) pertaining to a particular Receivable.

     REGISTRAR OF TITLES: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

     RELATED DOCUMENTS: The Trust Agreement, the Indenture, the Certificates, the Notes, the Purchase Agreement, each Transfer Agreement, the Custodian Agreement, the Lockbox Agreement, the Certificate Purchase Agreement and the Note Purchase Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     RESPONSIBLE OFFICER: When used with respect to the Owner Trustee, any officer of the Owner Trustee assigned by the Owner Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

     SCHEDULED PAYMENT: With respect to any Monthly Period for any Receivable or Auto Receivable, as applicable, the amount set forth in such Receivable or Auto Receivable, as applicable, as required to be paid by the Obligor in such Monthly Period. If after the Closing Date or the related Cutoff Date, the Obligor's obligation under a Receivable or Auto Receivable with respect to a Monthly Period has been modified so as to differ from the amount specified in such Receivable or Auto Receivable, as applicable, as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 3.2(b), the Scheduled Payment with respect to such Monthly Period shall refer to the Obligor's payment obligation with respect to such Monthly Period as so modified.

     SCHEDULE OF RECEIVABLES: The schedule of all automobile retail installment loan contracts and promissory notes sold and transferred pursuant to each Transfer Agreement which is attached hereto as Schedule A, as such Schedule shall be supplemented from time to time (i) by each Schedule of Receivables with respect to each Transfer Agreement, which Schedules of Receivables shall be deemed incorporated and made a part of Schedule A hereto and (ii) by the Servicer from time to time to reflect removal from the Trust of (a) Purchased Receivables and (b) Receivables purchased from the
Trust pursuant to Section 9.1, such comprehensive schedule to be maintained by the Indenture Trustee. With respect to a Transfer Agreement, "Schedule of Receivables" shall mean the Schedule attached to such Transfer Agreement as Exhibit A thereto.

     SCHEDULE OF REPRESENTATIONS: The Schedule of Representations and Warranties attached hereto as Schedule B.

     SECURED OBLIGATIONS:  The meaning assigned to such term in the Indenture.

     SECURITIZED OFFERING: An offering of certificates and notes of this Trust, the proceeds of which are used to redeem, in full, the Certificates issued under the Trust Agreement (excluding the General Partner Certificates) and the Notes issued under the Indenture.

     SELLER: Olympic Receivables Finance Corp. II, a Delaware corporation, or its successor in interest pursuant to Section 6.2.

     SERVICER:  Olympic Financial Ltd., its successor in interest pursuant to
Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

     SERVICER FEE THRESHOLD:  The meaning specified in Section 4.6(ii).

     SERVICER TERMINATION EVENT:  An event described in Section 8.1.

     SERVICER'S CERTIFICATE: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit E.

     SERVICING PORTFOLIO: As of any date, the aggregate principal balance of all Auto Receivables (whether or not thereafter sold or disposed of) which are serviced by OFL or any of its Affiliates at such time, calculated in a manner consistent with the calculation of the components of Average Servicing Portfolio in OFL's most recent Annual Report on Form 10-K to the extent such calculation is consistent with the calculation of the components of Average Servicing Portfolio in OFL's Annual Report on Form 10-K for the year ended December 31, 1994, as amended.

     SPREAD ACCOUNT: The account designated as the Spread Account in, and which is established and maintained pursuant to, Section 4.1(c).

     STANDARD & POOR'S: Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

     SUBCOLLECTION ACCOUNT: The account designated as the Subcollection Account in, and which is established and maintained pursuant to Section 4.2(a).

     SUPPLEMENTAL SERVICING FEE: With respect to any Monthly Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, collected on the Receivables during such Monthly Period.

     TOTAL SERVICING FEE: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

     TRANSFER AGREEMENT:   With respect to any Receivables, the transfer
agreement between the Seller and the Trust pursuant to which the Seller sells and assigns Receivables, Other Conveyed Property and other property to the Trust, the form of which is attached hereto as Exhibit F.

     TRANSFER DATE: Any date during the Funding Period on which Receivables are transferred to the Trust pursuant to Section 2.1.

     TRIGGER EVENT: As of any Determination Date, if the Net Excess Spread Percentage shall be less than 3%.

     TRUST:  Olympic Automobile Receivables Warehouse Trust.

     TRUST ACCOUNTS:  The meaning specified in 4.1(e).

     TRUST AGREEMENT: The Trust Agreement, dated as of December 28, 1995, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

     TRUST ESTATE:  The meaning assigned to such term in the Indenture.

     TRUST PROPERTY:  The meaning specified in the Trust Agreement.

     TRUST PROPERTY LIQUIDATION DATE: The date specified in the notice issued pursuant to Section 9.1(b) as the date on which proceeds from a sale of the Trust Property will be distributed to Noteholders and Certificateholders.

     UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

     WAREHOUSING LOSS RATIO: With respect to any Determination Date, a fraction, expressed as a percentage, calculated as of the related Accounting Date, the numerator of which is equal to the excess of (A) the sum of (i) the aggregate of the Principal Balances of Receivables conveyed to the Trust since the immediately preceding Trust Property Liquidation Date, or, if no Trust Property Liquidation Date has occurred, since the Closing Date (plus accrued and unpaid interest to the end of the relevant Monthly Period, at the applicable APR) of all Receivables that became Liquidated Receivables since the immediately preceding Trust Property Liquidation Date, or, if no Trust Property Liquidation Date has occurred, since the Closing Date, plus (ii) the aggregate of the Principal Balances of all Receivables that became Purchased Receivables since the immediately preceding Trust Property Liquidation Date, or, if no Trust Property Liquidation Date has occurred, since the Closing Date and that were delinquent with respect to all or a portion of a Scheduled Payment more than 31 days as of the related Accounting Date, plus (iii) the aggregate of all Cram Down Losses that occurred since the immediately preceding Trust Property Liquidation Date, or, if no Trust Property Liquidation Date has occurred, since the Closing Date, over (B) the Liquidation Proceeds received by the Trust since the immediately preceding Trust Property Liquidation Date, or, if no Trust Property Liquidation Date has occurred, since the Closing Date and the denominator of which is equal to the Aggregate Principal Balance as of the related Accounting Date.

     WARRANTY RECEIVABLE: With respect to any Monthly Period, a Receivable which OFL has become obligated to repurchase pursuant to Section 2.6.

     Section 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

     Section 1.3. CALCULATIONS. (a) All calculations of the amount of interest accrued on the Certificates and the Notes shall be made on the basis of the actual number of days elapsed in either a 360-day or a 365-day year, as specified in the Note Purchase Agreement or Certificate Purchase Agreement, as the case may be; and (b) all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

     Section 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     Section 1.5. NO RECOURSE. Subject to the provisions of Section 6.5 with respect to the Seller, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Seller, OFL, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee or of any predecessor or successor of the Seller, OFL, the Servicer, the Indenture Trustee, the Backup Servicer or the Owner Trustee.

     Section 1.6. CONDITION TO EFFECTIVENESS OF AGREEMENTS. This Agreement and the Related Documents shall not be effective until such time as this Agreement, the Related Documents and any and all certificates, opinions and other documents required hereby and thereby have been executed and delivered to the satisfaction of JPMD, in its sole discretion.

                                   ARTICLE II
                          CONVEYANCE OF RECEIVABLES

     Section 2.1. CONVEYANCE OF RECEIVABLES. (a) Subject to the terms and conditions of this Agreement, including the conditions set forth in paragraph
(b) below, the Seller, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Transfer Agreements, shall sell, transfer, assign, and otherwise convey to the Trust, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Seller, whether then existing or thereafter acquired, in and to the Receivables and the Other Conveyed Property, an assignment of the rights of the Seller under the Purchase Agreement, all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof, and all proceeds of the foregoing. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement and each Transfer Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and each Transfer Agreement is held not to be a sale, this Agreement and each Transfer Agreement shall constitute a grant of a security interest to the Trust in the property referred to in this Section
2.1 or transferred to the Trust pursuant to the related Transfer Agreement.

     (b) (1) The Seller shall transfer to the Trust the Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

          (i)  the Funding Period shall not have terminated;

          (ii) the Seller shall have provided the Owner Trustee, the Indenture Trustee and the Rating Agencies with any information reasonably requested by any of the foregoing with respect to the Receivables;

          (iii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed Transfer Agreement, which shall include a Schedule of Receivables listing the Receivables being transferred on such Transfer Date;

          (iv) OFL shall have delivered to the Seller, the Owner Trustee and the Indenture Trustee a duly executed Assignment Agreement, which shall include a Schedule of Receivables listing the Receivables being transferred on such Transfer Date;

          (v) the Seller shall, to the extent required by Section 4.1, have deposited in the Collection Account collections in respect of the Receivables;

          (vi) the Seller shall have taken any action necessary or advisable to maintain the first perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of the Indenture Trustee in the Indenture Collateral;

          (vii) the aggregate Principal Balances of Receivables in the Trust, including the Receivables to be conveyed to the Trust on each Transfer Date, that were owed by any single Obligor or its Affiliates shall not exceed $250,000;

          (viii) after giving effect to the conveyance of Receivables on such Transfer Date, the aggregate of the Principal Balances of Receivables with original maturities ranging from 72 to 84 months shall not exceed 7.5% of the aggregate of the Principal Balances of all Receivables on such Transfer Date;

          (ix) each of the representations and warranties made by the Seller pursuant to Section 2.5 shall be true and correct as of the related Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

          (x) the Seller shall, at its own expense, on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the Transfer Agreement have been sold to the Trust pursuant to this Agreement and the related Transfer Agreement;

          (xi) no event has occurred and is continuing, or would result from the conveyance on such Transfer Date, that constitutes a Purchase Termination Event or Servicer Termination Event;

          (xii) after giving effect to the conveyance of Receivables on such Transfer Date, the Facility Balance shall not exceed the Facility Limit;

          (xiii) the Seller shall have provided the Indenture Trustee, the Owner Trustee and JPMD a statement listing (A) the aggregate of the Principal Balances of such Receivables so transferred, (B) the related Purchase Price, (C) the Facility Balance after giving effect to the transfers on such date and (D) any other information reasonably requested by any of the foregoing with respect to such Receivables;

          (xiv) on any Transfer Date following a Trust Property Liquidation Date on which (i) not less than all of the Receivables in the Trust as of such date are purchased pursuant to Section 9.1(b) hereof and (ii) the Seller receives amounts on deposit in the Spread Account pursuant to
     Section 5.1(b) hereof, until the Transfer Date on the later of (x) the date that is 90 days from the most recent Trust Property Liquidation Date and
     (y) the date that is 90 days from the most recent Transfer Date on which the Excess Yield Condition was not satisfied, but for the required hedging arrangement, if the Excess Yield Condition is not satisfied with respect to the Receivables to be conveyed on such Transfer Date, OFL shall have established a hedging arrangement with respect to such Receivables that is acceptable to JPMD;

          (xv) after giving effect to the conveyance of Receivables on such Transfer Date, the aggregate of the Principal Balances of Receivables attributable to loans originated under OFL's "Classic" program shall not exceed 40% of the aggregate of the Principal Balances of all Receivables on such Transfer Date;

          (xvi) the condition to effectiveness set forth in Section 1.6 shall have been satisfied; and

          (xvii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b)(1).

          (2) On each such Transfer Date, if all the conditions specified in paragraph (b)(1) above have been satisfied, the Trust shall accept the transfer of such Receivables and shall pay or cause to be paid to the Seller an amount equal to the Purchase Price. The Purchase Price shall be paid FIRST, from amounts, if any, on deposit in the Principal Funding Account, and SECOND, from amounts, if any, received by the Trust in connection with the issuance and sale of Notes or Certificates (or additional principal amounts thereof), as applicable.

     (c) (1) PURCHASE TERMINATION DATE. The Trust's commitment to purchase Receivables and other property hereunder and under any Transfer Agreement shall terminate upon the earliest to occur of the following (the "Purchase Termination Date"):

          (i) The date that is 364 days from the Closing Date; PROVIDED, HOWEVER, the parties to this Agreement (with the consent of JPMD) may mutually agree in writing to the extension of such date to a date no later than 364 days following the date of such extension;

          (ii) A date upon which a Purchase Termination Event has occurred and is continuing and (A) JPMD declares a Purchase Termination Date in a notice in accordance with the terms of subsection 2 below, or (B) such date becomes a Purchase Termination Date automatically in accordance with the terms of subsection 2 below;

          (iii) The initial cutoff date with respect to a Securitized Offering, as specified in the preliminary offering document with respect to the securities to be issued in connection with such Securitized Offering;

          (iv) A date on which a Note Purchase Termination Event has occurred and is continuing; or

          (v) A date on which a Certificate Purchase Termination Event has occurred and is continuing.

          (2) PURCHASE TERMINATION EVENTS. If any of the following events (each, a "Purchase Termination Event") shall have occurred and be continuing, then (a) in the case of a Purchase Termination Event other than a Purchase Termination Event described in subsection (ii) below, JPMD shall, at the request of, or may with the consent of, a Note Majority, by notice (which notice shall be in writing) to the Seller, the Indenture Trustee and the Owner Trustee declare the Purchase Termination Date to have occurred, and (b) in the case of a Purchase Termination Event described in subsection (ii) below, the Purchase Termination Date shall occur automatically:

          (i) Any event or occurrence that constitutes a Servicer Termination Event pursuant to Section 8.1 (other than an event described in Section 8.1(d));

          (ii) Any event or occurrence that constitutes a Servicer Termination Event pursuant to Section 8.1(d);

          (iii) There shall exist any event or occurrence that has a Material Adverse Effect;

          (iv) The Seller, for any reason, shall fail to grant to the Trust and to maintain in favor of the Trust a valid and perfected ownership interest (or, if not an ownership interest, a valid and perfected first priority security interest) in any material portion of the Receivables and other Trust Property;

          (v) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Seller or OFL, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of the Seller or OFL, and in either such case such lien shall secure a liability in excess of $1,000,000 and shall not have been released within 40 days;

          (vi) A default shall have occurred and be continuing (x) under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $10,000,000 of, or guaranteed by, OFL, the Seller or the Servicer which default (A) is a default in payment of any principal or interest on such indebtedness when due or within any applicable grace period, or (B) such default shall have resulted in acceleration of the maturity of such indebtedness; or (y) under any agreement providing for the sales of Receivables by OFL, the Seller or the Servicer with an aggregate purchase price outstanding over $10,000,000, resulting in the early amortization of the purchasers' or investors' interest in such Receivables, or the replacement of the Servicer as servicer thereunder; unless, in the case of each of CLAUSES (X) and (Y) above, (1) OFL, the Seller or the Servicer, as the case may be, is contesting in good faith, by appropriate proceedings, that such indebtedness is due and payable or that such acceleration or early amortization is rightful, and (2) no final judgment adverse to OFL, the Seller or the Servicer, as the case may be, shall have been entered on such proceedings;

          (vii) (A) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by OFL, the Seller or the Servicer, as the case may be, prior to the date of execution and delivery of this Agreement is pending against OFL, the Seller or the Servicer, as the case may be, or any Affiliate thereof, which, in the reasonable opinion of JPMD, if adversely determined, would have a Material Adverse Effect, or (B) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the reasonable opinion of JPMD, would have a reasonable probability of causing a Material Adverse Effect; or

          (viii) OFL (if it is the Servicer) shall make any material adverse change in the Servicing Policy and Procedures without the prior written consent of JPMD (which consent shall not be unreasonably withheld); or

          (ix) On any Determination Date after the first Transfer Date but prior to the Purchase Termination Date, (A) the Delinquency Ratio shall exceed 2.5%; (B) the Portfolio Loss Ratio shall exceed 2.0%; (C) the Warehousing Loss Ratio shall exceed 1.0%; or (D) the Average Net Excess Spread Percentage shall be less than 1.5%.

     Section 2.2. CUSTODY OF RECEIVABLE FILES. (a) In connection with the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust pursuant to this Agreement and each Transfer Agreement, and simultaneously with the execution and delivery of this Agreement, the Trust shall enter into the Custodian Agreement with the Custodian, dated as of the Closing Date, pursuant to which the Owner Trustee, on behalf of the Trust, shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust as Custodian of the documents set forth below. Pursuant to the terms of the Purchase Agreement, OFL has agreed to use its best efforts to deliver to the Custodian as agent of the Trust within three Business Days after each Transfer Date, but in any event OFL shall deliver to the Custodian no later than ten Business Days after such Transfer Date, the following documents:

          (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements);

          (ii) A certificate of insurance, application form signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain an Insurance Policy, or a documented verbal confirmation by the insurance agent for the Obligor of a policy number for an Insurance Policy or any other documents evidencing or related to any Insurance Policy, or copies thereof;

          (iii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor on OFL's customary form, or on a form approved by OFL, for such application; and

          (iv) The original certificate of title (when received) and otherwise such documents, if any, that OFL keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of OFL as first lienholder or secured party (including any Lien Certificate received by OFL), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing OFL as secured party or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by OFL within 180 days.

     In connection with the grant of the security interest in the Trust Estate to the Indenture Trustee in respect of the Secured Obligations pursuant to the Indenture, the Trust agrees that from and after the Closing Date through the date of release of such security interest pursuant to the terms of the Indenture, the Custodian shall not be acting as agent of the Trust, but rather shall be acting as agent of the Indenture Trustee in respect of the Secured Obligations.

     The Indenture Trustee may act as the Custodian, in which case the Indenture Trustee shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement, and the terms of Exhibit B shall be deemed incorporated by reference herein.

     (b) Upon payment in full on any Receivable, the Servicer will notify the Custodian by certification of an officer of the Servicer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 3.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable shall be repurchased as described in Section 2.6 or 3.7.

     Section 2.3. CONDITIONS TO ACCEPTANCE BY OWNER TRUSTEE. As conditions to the Owner Trustee's execution and delivery of the Notes on behalf of the Trust and execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee shall have received the following on or before the Closing Date:

          (a) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller;

          (b) Copies of resolutions of the Board of Directors of OFL approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of OFL; and

          (c) Evidence that all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Owner Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the other Trust Property have been made, taken or performed.

     Section 2.4. DEEMED ACCEPTANCE BY OWNER TRUSTEE AND INDENTURE TRUSTEE. By its execution or acceptance, as the case may be, of this Agreement, each of the Owner Trustee and the Indenture Trustee, on each Transfer Date, subject to the satisfaction of the conditions to conveyance set forth in Section 2.1(b), shall be deemed to have accepted the conveyance of the Receivables and other property conveyed to the Trust under the related Transfer Agreement and assigned to the Indenture Trustee pursuant to the Indenture without any further act on their behalf.

     Section 2.5. REPRESENTATIONS AND WARRANTIES OF SELLER. By its execution of this Agreement and each Transfer Agreement, the Seller makes the following representations and warranties on which the Trust relies in accepting the Receivables and the other Trust Property in trust and on which the Owner Trustee relies in issuing, on behalf of the Trust, the Certificates and Notes. Unless otherwise specified, such representations and warranties speak as of the Closing Date or Transfer Date, as appropriate, but shall survive the sale, transfer, and assignment of the Receivables to the Trust.

          (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.

          (b) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other property transferred to the Trust.

          (c) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

          (d) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Trust Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

          (e) VALID SALE; BINDING OBLIGATIONS. This Agreement and each Transfer Agreement effects a valid sale, transfer and assignment of the Receivables and the other Trust Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and each Transfer Agreement and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and each Transfer Agreement and the Related Documents and the fulfillment of the terms of this Agreement and each Transfer Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties. Notwithstanding the foregoing, it is understood that no representation or warranty is expressed herein with respect to the legality of the use of word "Olympic" by the Seller or its Affiliates.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or OFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, any Transfer Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, any Transfer Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this

     Agreement, any Transfer Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or the Notes.

          (h) NO TERMINATION EVENTS. To the Seller's knowledge, no Purchase Termination Event or Servicer Termination Event shall have occurred and be continuing.

          (i) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is at 7825 Washington Avenue South, Suite 900, Minneapolis, MN 55439-2435.

          (j)  SEPARATE CORPORATE EXISTENCE.  The Seller shall:

               (1) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and its Related Documents and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

               (2) Maintain its own deposit account or accounts, separate from those of any Affiliate of the Seller, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than the corporate use of the Seller (including the payment of duly declared dividends to the Seller's stockholders), and, except as may be expressly permitted by this Agreement or the Related Documents, the funds of the Seller shall not be commingled with those of any Affiliate of the Seller.

               (3) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

               (4) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm's-length basis and shall receive the approval of the Seller's Board of Directors including at least one Independent Director (as defined below).

               (5) Maintain a principal executive and administrative office through which its business is conducted separate from those of its stockholders and Affiliates. To the extent that the Seller and any of its stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

               (6) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts. Regular stockholders' and directors' meetings shall be held at least annually.

               (7) Ensure that its Board of Directors shall be elected independently from the Boards of Directors of its Affiliates and shall at all times after January 15, 1995 include at least one Independent Director (for purposes hereof, "INDEPENDENT DIRECTOR" shall mean any member of the Board of Directors of the Seller that is not and has not at any time been (x) a director, officer, employee or shareholder of any Affiliate of the Seller or (y) a member of the immediate family of any of the foregoing).

               (8) Ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an officer or director of an Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.

               (9) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Seller shall be appointed to act as agent of the Seller, except as expressly contemplated by this Agreement or the Related Documents;

               (10) Ensure that no Affiliate of the Seller shall advance funds to the Seller, other than capital contributions made to enable the Seller to pay the purchase price of Receivables or to otherwise conduct its business as contemplated by this Agreement and the Related Documents, and no Affiliate of the Seller will otherwise supply funds to, or guaranty debts of, the Seller.

               (11) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any Affiliate of the Seller other than as expressly contemplated by this Agreement or the Related Documents.

               (12) Ensure that any financial reports required of the Seller shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

               (13) Maintain capitalization adequate for the conduct of its business.

     Section 2.6. REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Concurrently with the execution and delivery of this Agreement and each Transfer Agreement, respectively, OFL and the Seller have entered into the Purchase Agreement and an Assignment Agreement, the rights of the Seller under which have been assigned by the Seller to the Trust. Under the Purchase Agreement and each Assignment Agreement OFL has made the same representations and warranties to the Seller with respect to the Receivables as those made by Seller pursuant to the Schedule of Representations, upon which the Owner Trustee has relied in accepting the Trust Property in trust and executing the Certificates and Notes and upon which the Indenture Trustee has relied in authenticating the Notes. Upon discovery by any of OFL, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the representations and warranties contained in Section 2.5 that materially and adversely affects the interests of the Noteholders, the Certificateholders or the Trust in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of OFL or the Seller. As of the second Accounting Date (or, at OFL's election, the first Accounting Date) following its discovery or its receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations that materially and adversely affects the interests of the Noteholders, the Certificateholders or the Trust in any Receivable (including any Liquidated Receivable) OFL shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Trust and, on or before the related Deposit Date, OFL shall pay the Purchase Amount to the Owner Trustee pursuant to Section 4.5. The obligations of the Seller with respect to any such breach of representations and warranties shall be limited to taking any and all actions necessary to enable the Owner Trustee to enforce directly the obligations of OFL under the Purchase Agreement and any Assignment Agreement, as applicable. It is understood and agreed that, except as set forth in this Section 2.6, the obligation of OFL to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against OFL or the Seller for such breach available to the Indenture Trustee on behalf of the Noteholders or the Owner Trustee on behalf of Certificateholders.

     In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller or OFL, OFL shall indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Noteholders and the Certificateholders against all reasonable costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     Section 2.7. NONPETITION COVENANT. Until the date that is one year and one day following the termination of the Trust pursuant to the terms of the Trust Agreement, none of the Seller, the Servicer, the Owner Trustee (in its individual capacity or on behalf of the Trust), the Backup Servicer nor OFL shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the General Partner under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

     Section 2.8. COLLECTING LIEN CERTIFICATES NOT DELIVERED ON THE CLOSING DATE OR TRANSFER DATE. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing OFL as first lienholder has been applied for from the Registrar of Titles was delivered to the Custodian on the Closing Date or Transfer Date, as appropriate, in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing OFL as first lienholder is not received by the Custodian within 180 days after the Closing Date or Transfer Date, as appropriate, then the representation and warranty in paragraph 5 of the Schedule of Representations in respect of such Receivable shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders, the Noteholders and the Trust.

     Section 2.9. TRUST'S ASSIGNMENT OF ADMINISTRATIVE RECEIVABLES AND WARRANTY RECEIVABLES. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer, the Seller or OFL, the Owner Trustee and the Indenture Trustee shall take any and all actions reasonably requested by the Seller, OFL or Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller, OFL or the Servicer, as applicable, all of the Indenture
Trustee's and the Trust's right, title and interest in and to such purchased Receivable, all monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller, OFL or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Owner Trustee, the Trust, the Indenture Trustee, the Certificateholders or the Noteholders with respect thereto.

                                  ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 3.1. DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as OFL is the Servicer, it shall comply with the policies and procedures attached hereto as Schedule
C. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, policing the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Owner Trustee, the Indenture Trustee and JPMD with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner Trustee and the Indenture Trustee to execute and deliver, on behalf of the Certificateholders and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is DE MINIMIS and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust (provided the Servicer has obtained the Owner Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Section 3.2. COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Monthly Period in which such due date occurs or (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal.

     (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; PROVIDED, HOWEVER, that:

          (i) The aggregate period of all extensions on a Receivable shall not exceed three months;

          (ii) In no event may a Receivable be extended beyond the Monthly Period immediately preceding the Final Scheduled Distribution Date;

          (iii) The aggregate Principal Balances of the Receivables which have been extended during any calendar quarter (computed as of the Accounting Date immediately prior to the first day of such calendar quarter) shall not exceed 1.5% of the average of the Aggregate Principal Balances as of the Accounting Date immediately prior to the first day of such Calendar Quarter and the three immediately succeeding Accounting Dates; and

          (iv) No such extension, modification or amendment shall be granted more than 90 days after the Closing Date or the related Transfer Date if such action would have the effect of causing such Receivable to be deemed to have been exchanged for another Receivable within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder.

     (d) The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. Amounts received by a Lockbox Bank in respect of the Receivables may initially be deposited into a demand deposit account maintained by the Lockbox Bank as agent for the Trust and for other owners of automobile receivables serviced by the Servicer. The Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or an Eligible Account satisfying clause (i) of the definition thereof.

     Prior to the Closing Date and any Transfer Date the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with a supply of mailing address labels in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by JPMD, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of JPMD is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

     Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Owner Trustee, Indenture Trustee, Certificateholders and Noteholders for servicing and administering the Receivables and the other Trust Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

     In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Owner Trustee but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that JPMD elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of JPMD to the Owner Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

     (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Subcollection Account or to the Lockbox Bank for deposit into the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

     Section 3.3. REALIZATION UPON RECEIVABLES. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by
Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Subcollection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

     (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust and the Indenture Trustee to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer

Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Owner Trustee for the benefit of the Certificateholders and the Indenture Trustee in respect of the Secured Obligations. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(e).

     Section 3.4. INSURANCE. (a) The Servicer shall require that each Financed Vehicle be insured by the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations (the "Collateral Insurance") and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming OFL and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer shall enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance.

     (b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Owner Trustee. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Receivable, as provided in Section 3.4(c).

     (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes or the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid

Scheduled Payments and then to the Insurance Add-On Amount. Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Deposit Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

     (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Owner Trustee for the benefit of the Certificateholders and the Indenture Trustee in respect of the Secured Obligations.

     (e) Subject to the fourth sentence of this subsection (e), the Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles which policy shall by its terms insure against physical damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. Costs incurred by the Servicer in maintaining such insurance shall be paid by the Servicer. The Servicer will cause itself to be named as named insured and the Owner Trustee to be named a loss payee under all such policies. The Servicer may, with the consent of JPMD, elect not to maintain such insurance policy but in such event will be obligated to indemnify the Trust against any losses arising from an Obligor's failure to maintain physical loss and damage insurance with respect to the related Financed Vehicle.

     Section 3.5. MAINTENANCE OF SECURITY INTERESTS IN VEHICLES. (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Owner Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Owner Trustee on behalf of the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

     (b) Upon the occurrence of a Servicer Termination Event, the Owner Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Owner Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Owner Trustee, be necessary or prudent. OFL hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

     Section 3.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Owner Trustee relies in accepting the Receivables in trust and issuing the Certificates and the Notes on behalf of the Trust and on which the Indenture Trustee relies in authenticating the Notes.

     (a)  The Servicer covenants as follows:

          (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

          (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Trust, the Certificateholders or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the other Trust Property; and

          (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.2.

     (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

          (i) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

          (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

          (iii) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

          (iv) BINDING OBLIGATION. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties. Notwithstanding the foregoing, it is understood that no representation or warranty is expressed herein with respect to the legality of the use of the word "Olympic" by the Servicer;

          (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or the Notes;

          (vii) NO CONSENTS. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

          (viii) COLLATERAL INSURANCE. The Collateral Insurance is in full force and effect.

     Section 3.7. PURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon discovery by any of the Servicer, the Owner Trustee or the Indenture Trustee of a breach of any of the covenants set forth in Sections 3.5(a) or 3.6(a), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of the Servicer. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.5(a) or 3.6(a) which materially and adversely affects the interests of the Certificateholders, the Noteholders or the Trust in any Receivable (including any Liquidated Receivable) (or, at the Servicer's election, the first Accounting Date so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Deposit Date, the Servicer shall pay the related Purchase Amount. It is understood and agreed that the obligation of the Servicer to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Certificateholders, the Noteholders, the Owner Trustee on behalf of Certificateholders or the Indenture Trustee on behalf of Noteholders; PROVIDED, HOWEVER, that the Servicer shall indemnify the Owner Trustee, the Backup Servicer, the Trust, the Indenture Trustee, the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     Section 3.8. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Monthly Period pursuant to Section
4.6. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer), expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and all other fees and expenses of the Trust, including taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, unless such fees, expenses or claims in respect of indemnification are expressly stated to be for the account of OFL or not to be for the account of the Servicer. The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Administrator, the Indenture Trustee, the Custodian, the Backup Servicer, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be OFL, a successor to OFL as Servicer permitted by Section 7.2 or an Affiliate of any of the foregoing, such Servicer shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification.

     Section 3.9. SERVICER'S CERTIFICATE. (a) No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make the distributions required by Section
4.6 and to determine the amount to which the Servicer is entitled to be reimbursed or has been reimbursed during the related Monthly Period for Monthly Advances pursuant to Section 4.4(d), (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders, Certificateholders and JPMD required by Section 4.9, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased as of the related Deposit Date, identifying the Receivables so purchased and (iv) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by
Section 4.8. Receivables purchased by the Servicer or by the Seller or OFL on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the Schedule of Receivables). A copy of such certificate may be obtained by any Certificateholder or Noteholder (or by a Certificate Owner or Note Owner, upon certification that such Person is a Certificate Owner or Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office. In addition to the information set forth in the preceding sentence, the Servicer's Certificate delivered to the Indenture Trustee and JPMD on the Determination Date shall also contain the following information: (a) the Delinquency Ratio, Portfolio Loss Ratio, Warehousing Loss Ratio and Average Net Excess Spread

Percentage for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date; (d) whether to the knowledge of the Servicer a Purchase Termination Event or Servicer Termination Event has occurred; and (e) such other information as JPMD requests from time to time.

     (b) No later than 10:00 a.m. New York City time on the date that is five Business Days prior to a Trust Property Liquidation Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and each Rating Agency, a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary for the distributions in Section 4.7, (ii) a listing of all purchasers of Receivables identifying the Receivables being purchased by each purchaser, (iii) for Receivables being purchased by the Seller specifying the specific source of funds for payment of the Seller's portion of the purchase price, (iv) the aggregate purchase price, and (v) whether the purchase of Trust Property will be in connection with a final liquidation and termination of the Trust.

     Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF SERVICER TERMINATION EVENT. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1997, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Seller or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

     Section 3.11. ANNUAL INDEPENDENT ACCOUNTANTS' REPORT. (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1997, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee, the Backup Servicer and to JPMD to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances including procedures as determined by the Independent Accountants related to (1) the documents and records concerning the servicing of automobile installment sales contracts under pooling and servicing agreements and sale and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements and sale and servicing agreements covered thereby, including this Agreement); and (2) the delinquency and loss statistics relating to the Servicer's portfolio of automobile installment sales contracts; and except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for each Trust and (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found.

     (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     (c) A copy of the Accountants' Report may be obtained by any Certificateholder or Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

     Section 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to representatives of the Owner Trustee, Indenture Trustee, the Backup Servicer and JPMD reasonable access to the documentation regarding the Receivables. The Servicer shall provide such access to any Certificateholder or Noteholder only after the occurrence of a Certificate Purchase Termination Event or a Note Purchase Termination Event, as the case may be, or in such cases where the Servicer is required by applicable statutes or regulations (whether applicable to the Servicer or to such Certificateholder or Noteholder) to permit such Certificateholder or Noteholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder or Noteholder, by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law or requested or required in court proceedings or by regulatory authority.

     Section 3.13. MONTHLY TAPE. On or before the third Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Indenture Trustee and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) in a format acceptable to the Indenture Trustee and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section
4.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to JPMD that it has verified the Servicer's Certificate in accordance with this Section 3.13 and shall notify the Servicer and JPMD of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the fourth Business Day prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, the Servicer shall, if so requested by the Backup Servicer deliver to the Backup Servicer its Collection Records and its Monthly Records within one Business Day of demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

     Section 3.14. RETENTION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement until the termination of the Trust, subject to and in accordance with the terms and conditions of this Agreement.

     Section 3.15. FIDELITY BOND. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

     Section 3.16. DUTIES OF THE SERVICER UNDER THE INDENTURE. The Servicer shall, and hereby agrees that it will, perform on behalf of the Trust and the Owner Trustee the following duties of the Trust or the Owner Trustee, as applicable, under the Indenture (references are to the applicable Sections in the Indenture):

          (a) the direction to the Paying Agents, if any, to deposit moneys with the Indenture Trustee (Section 3.03);

          (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

          (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

          (d) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements, in accordance with
     Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

          (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

          (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

          (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

          (h) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

          (i) the preparation of Trust Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03);

          (j) the preparation of all Officer's Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

          (k) the preparation and delivery of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b)); and

          (l)  the recording of the Indenture, if applicable (Section 11.15).

In addition to the duties of the Servicer set forth above, the Servicer shall, and hereby agrees that it will, prepare, distribute and file any reports required by Section 313(b) of the Trust Indenture Act of 1939 as a result of any transfer of Receivables. Such distribution and filing is to be effected by the Servicer's distribution and filing of the Servicer's Certificate.

     Section 3.17. DAILY REPORT. The Servicer shall provide to the Indenture Trustee, the Owner Trustee and JPMD a daily report setting forth the principal collections with respect to the Receivables for the previous day.

     Section 3.18. CERTAIN DUTIES OF THE SERVICER UNDER THE TRUST AGREEMENT. The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

                                   ARTICLE IV
                          DISTRIBUTIONS; STATEMENTS TO
                       CERTIFICATEHOLDERS AND NOTEHOLDERS

     Section 4.1. TRUST ACCOUNTS. (a) The Servicer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Certificateholders and in respect of the Secured Obligations. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (b) The Servicer shall establish the Note Distribution Account in the name of the Indenture Trustee in respect of the Secured Obligations. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (c) The Servicer shall establish the Spread Account in the name of the Indenture Trustee for the benefit of the Certificateholders and in respect of the Secured Obligations. The Spread Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (d) The Servicer shall establish the Principal Funding Account in the name of the Indenture Trustee for the benefit of the Certificateholders and in respect of the Secured Obligations. The Principal Funding Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

     (e) All amounts held in the Collection Account, the Note Distribution Account, the Spread Account and the Principal Funding Account (collectively, the "Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Any investment of funds in the Trust Accounts shall be made in Eligible Investments held by a financial institution in accordance with the following requirements: (a) all Eligible Investments shall be held in an account with such financial institution in the name of the Indenture Trustee, (b) with respect to securities held in such account, such securities shall be (i) certificated securities (as such term is used in N.Y. UCC
Section 8-313(d)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. Section 336.8-313(g)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (C), held in an account of such institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such institution, and (iii) identified, by book entry or otherwise, as held for the account of, or pledged to, the Indenture Trustee on the records of such institution, and such institution shall have sent the Indenture Trustee a confirmation thereof, (c) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Indenture Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (b) above, and (d) with respect to other Eligible Investments other than securities and repurchase agreements, such Eligible Investments shall be held in a manner acceptable to the Indenture Trustee. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts (other than the Spread Account) shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 4.6. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Spread Account shall remain in the Spread Account. The Servicer shall deposit in the applicable Trust Account an amount equal to any net loss on such investments immediately as realized.

     (f) On each Transfer Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Receivables received by the Servicer after the Cutoff Date and on or prior to the Business Day immediately preceding the applicable Transfer Date or received by the Lockbox Bank after the Cutoff Date and on or prior to the second Business Day immediately preceding the applicable Transfer Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of a Financed Vehicle and applied by the Servicer after the Cutoff Date.

     Section 4.2. COLLECTIONS. (a) The Servicer shall establish the Subcollection Account in the name of the Indenture Trustee for the benefit of the Certificateholders and the Noteholders. The Subcollection Account shall be an Eligible Account and shall initially be established with the Indenture Trustee. The Servicer shall remit directly to the Subcollection Account without deposit into any intervening account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds received by the Servicer, in each case, as soon as practicable, but in no event later than the Business Day after receipt thereof. Within two days of deposit of payments into the Subcollection Account, the Indenture Trustee shall transfer all amounts credited to the Subcollection Account on account of such payments to the Collection Account. Amounts in the Subcollection Account shall not be invested.

     (b) On each Deposit Date related to a Distribution Date (i) prior to the Purchase Termination Date and (ii) so long as the Facility Balance is less than or equal to the Facility Limit, all amounts on deposit in the Collection Account allocable the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount shall be deposited into the Principal Funding Account. On each Deposit Date preceding a Distribution Date on or after the occurrence of the Purchase Termination Date, amounts on deposit in the Principal Funding Account shall be deposited into the Note Distribution Account or the Certificate Distribution Account, as Collections and applied in accordance with Section 4.6 hereof. On each Deposit Date preceding a Distribution Date on which the Facility Balance would exceed the Facility Limit (after giving effect to a reduction thereof requested by the Seller) (provided that a Purchase Termination Date shall not have been declared pursuant to Section 2.1(c)(2)), amounts on deposit in the Principal Funding Account equal to such excess shall be deposited into the Note Distribution Account as Collections and applied in accordance with
Section 4.6 hereof. Notwithstanding the foregoing, if on any Determination Date the amount on deposit in the Principal Funding Account exceeds the aggregate Purchase Price with respect to Receivables to be purchased during the remainder of the Monthly Period during which such Determination Date occurs, as determined by the Servicer in its sole discretion (the amount of such excess, the "Principal Funding Excess Amount"), an amount equal to the Principal Funding Excess Amount shall be deposited into the Note Distribution Account and the Certificate Distribution Account, as applicable, and applied in accordance with Section 4.6 hereof.

     (c) Notwithstanding the provisions of subsection (a) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 4.6(iii) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee as may be necessary in the opinion of the Indenture Trustee to verify the accuracy of such certification.

     Section 4.3. APPLICATION OF COLLECTIONS. For the purposes of this Agreement, all collections for a Monthly Period shall be applied by the Servicer as follows:

     (a) With respect to each Receivable, payments by or on behalf of the Obligor thereof (other than of Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal with respect to such Receivable in accordance with the terms of such Receivable. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied to interest and principal with respect to such Receivable in accordance with the terms of such Receivable, and then to any Insurance Add-On Amount due and payable with respect to such Receivable. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to a Liquidated Receivable.

     (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount had been paid by the Obligor on the Accounting Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

     (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 4.6(iii).

     (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller, OFL or the Servicer shall be paid to the Seller, OFL or the Servicer, respectively, and shall not be included in the Available Funds.

     Section 4.4. MONTHLY ADVANCES. (a) As of any Determination Date as of which no Trigger Event has occurred, and any previous Trigger Event has been Deemed Cured, (i) the Servicer shall be obligated to make a Monthly Advance on the related Deposit Date in an amount equal to the lesser of (x) the aggregate Collection Shortfall with respect to Receivables for which a Scheduled Payment was due during such Monthly Period and (y) the Net Advance Amount; and (ii) to the extent the amount the Servicer is obligated to advance pursuant to sub-clause (i) above is less than the Net Advance Amount (such amount, the "Net Advance Shortfall"), the Seller shall be obligated to make a Monthly Advance on the related Deposit Date in an amount equal to the lesser of (x) the aggregate Collection Shortfall with respect to Receivables for which no Scheduled Payment was due during such Monthly Period and (y) the Net Advance Shortfall; PROVIDED, HOWEVER, that neither the Servicer nor the Seller shall be required to make a Monthly Advance with respect to a Receivable extended pursuant to Section 3.2(b) for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.

     (b) As of any Determination Date as of which a Trigger Event has occurred, or as of which any previous Trigger Event has not been Deemed Cured, the Servicer and the Seller, as specified below, shall be required to make Monthly Advances as follows: if there are Collection Shortfalls with respect to any Receivables, the Servicer, with respect to Receivables for which a Scheduled Payment was due during such Monthly Period, or the Seller, with respect to Receivables for which no Scheduled Payment was due during such Monthly Period, shall make a Monthly Advance equal to the amount of such Collection Shortfall; PROVIDED, HOWEVER, that neither the Servicer nor the Seller shall be required to make a Monthly Advance for a Collection Shortfall with respect to a Receivable extended pursuant to Section 3.2(b) for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.

     (c) On or before each Deposit Date, the Servicer and the Seller, as applicable, shall deposit in the Collection Account the aggregate amount of Monthly Advances required for the related Monthly Period in immediately available funds (subject to Section 4.8).

     (d) The Servicer shall be entitled to be reimbursed for Outstanding Monthly Advances made in accordance with Section 4.4(a)(i) or Section 4.4(b) pursuant to Section 4.6(i), Section 4.7(i) or Section 4.8 with respect to any Receivable with respect to which a Collection Shortfall existed from the following sources received on any day subsequent to the Distribution Date in respect of which such Monthly Advance was made: (i) subsequent payments by or on behalf of the Obligor with respect to such Receivable, (ii) collections of Liquidation Proceeds with respect to such Receivable if such Receivable becomes a Liquidated Receivable and (iii) payment of any Purchase Amount with respect to such Receivable if such Receivable becomes a Purchased Receivable. If any Receivable shall become a Liquidated Receivable and the Servicer shall not have been fully reimbursed for Outstanding Monthly Advances with respect to such Receivable from the sources of funds previously described in this paragraph, the Servicer shall be entitled to reimbursement from collections on Receivables other than the Receivable in respect of which such Outstanding Monthly Advance shall have been made.

     Section 4.5. ADDITIONAL DEPOSITS. On or before each Deposit Date, the Servicer or OFL shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits of Purchase Amounts shall be made in immediately available funds.

     Section 4.6. DISTRIBUTIONS. On each Distribution Date (except as otherwise provided in priorities (v) and (vii) below), the Indenture Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute the following amounts and in the order of priority specified below. Within each order of priority (other than priority (viii) or (ix)), amounts shall be deemed withdrawn first from Available Funds and second from any Deficiency Claim Amount.

          (i) first, from the Distribution Amount, (A) to the Trust for payment of any taxes due and unpaid with respect to the Trust, to the extent such taxes have not been previously paid by OFL or by the Servicer pursuant to
     Section 3.8, and (B)
     then to the Servicer, the amount of Outstanding Monthly Advances for which the Servicer is entitled to be reimbursed pursuant to Section
     4.4(d) and for which the Servicer has not previously been reimbursed pursuant to Section 4.8;

          (ii) second, from the Distribution Amount, to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to be reimbursed pursuant to the Administration Agreement; to the Indenture Trustee, any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; to any Lockbox Bank, Custodian, Backup Servicer or Administrator (including the Owner Trustee or Indenture Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer or OFL), to the Backup Servicer, any transition expenses (not to exceed $50,000) in accordance with Section 8.3; PROVIDED, HOWEVER, if the accrued and unpaid fees of the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Administrator to be distributed pursuant to this clause (ii) are in excess of the amount (the "Servicer Fee Threshold") obtained by dividing (x) .20% of the Aggregate Principal Balance by (y) twelve, any accrued and unpaid fees in excess of the Servicer Fee Threshold remaining to be distributed pursuant to this clause
     (ii) shall not be distributed pursuant to this clause (ii) but shall be distributed after the distributions to be made pursuant to clause (v) below but before the distributions to be made pursuant to clause (vi) below;

          (iii) third, from the Distribution Amount, to the Servicer, the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in Section 4.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.8;

          (iv) fourth, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Noteholders' Interest Distributable Amount for such Distribution Date;

          (v) fifth, to the Note Distribution Account, (w) on each Distribution Date, an amount equal to the Noteholders' Percentage of any Principal Funding Excess Amount, (x) on each Distribution Date prior to the Purchase Termination Date on which the Facility Balance exceeds the Facility Limit, an amount equal to the excess of (1) the Facility Balance over (2) the Facility Limit and (y) on each Distribution Date on or after the Purchase Termination Date, from the Distribution Amount, an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date;

          (vi) sixth, from the Distribution Amount, to the Certificate Distribution Account, an amount equal to the Certificateholders' Interest Distributable Amount for such Distribution Date;

          (vii) seventh, to the Certificate Distribution Account, (x) on each Distribution Date, an amount equal to the Certificateholders' Percentage of any Principal Funding Excess Amount and (y) on each Distribution Date on or after the Purchase Termination Date, from the Distribution Amount, an amount equal to the Certificateholders' Principal Distributable Amount for such Distribution Date; and

          (viii) eighth, (A) if (i) a Trigger Event shall have occurred or (ii) any previous Trigger Event has not been Deemed Cured and OFL is no longer required to maintain any hedging arrangement in accordance with Section 2.1(b)(1)(xiv) hereof, any remaining Available Funds shall be deposited into the Spread Account; or (B) if no Trigger Event shall have occurred and be continuing and any previous Trigger Event shall have been Deemed Cured, FIRST, from Available Funds, if any amounts are due and owing to any Indemnified Party (as such term is used in the Note Purchase Agreement) under Section 11.01, Section 11.04 or Section 11.05 of the Note Purchase Agreement, such amount shall be deposited into the Note Distribution Account for distribution to such Indemnified Parties, SECOND, from Available Funds, if any amounts are due and owing to any Indemnified Party (as such term is used in the Certificate Purchase Agreement) under Section 11.01, Section 11.04 or Section 11.05 of the Certificate Purchase Agreement, such amount shall be deposited into the Certificate Distribution Account for distribution to such Indemnified Parties, and THIRD, any remaining Available Funds shall be released to the Seller.

     Section 4.7. DISTRIBUTIONS ON TRUST PROPERTY LIQUIDATION. On any Trust Property Liquidation Date, the Indenture Trustee shall (based on the information contained in the Servicer's Certificate delivered pursuant to Section 3.9(b)) distribute the following amounts and in the order of priority specified below. Within each order of priority amounts shall be withdrawn first from Available Funds and second from any Deficiency Claim Amount.

          (i) first, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), (A) to the Trust for payment of any taxes due and unpaid with respect to the Trust, to the extent such taxes have not been previously paid by OFL or by the Servicer pursuant to Section 3.8, and (B) then to the Servicer, the amount of Outstanding Monthly Advances for which the Servicer is entitled to be reimbursed pursuant to Section 4.4(d) and for which the Servicer has not previously been reimbursed pursuant to Section 4.8;

          (ii) second, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to be reimbursed pursuant to the Administration Agreement; to the Indenture Trustee, any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; to any Lockbox Bank, Custodian, Backup Servicer or Administrator (including the Owner Trustee or Indenture Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer or OFL), to the Backup Servicer, any transition expenses (not to exceed $50,000) in accordance with Section 8.3; PROVIDED, HOWEVER, if the accrued and unpaid fees of the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Administrator to be distributed pursuant to this clause (ii) are in excess of the Servicer Fee Threshold, any accrued and unpaid fees in excess of the Servicer Fee Threshold remaining to be distributed pursuant to this clause (ii) shall not be distributed pursuant to this clause (ii) but shall be distributed after the distributions to be made pursuant to clause (v) below but before the distributions to be made pursuant to clause (vi) below;

          (iii) third, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), to the Servicer, the Basic Servicing Fee, any Supplemental Servicing Fees that have accrued and remain unpaid and any amounts specified in Section 4.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.8;

          (iv) fourth, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), to the Note Distribution Account, an amount equal to all accrued and unpaid interest on the Notes to and including the Trust Property Liquidation Date, plus all breakage payments on the Notes specified in the Note Purchase Agreement (together with any amounts required to fund the Commercial Paper Funding Account pursuant to the Note Purchase Agreement);

          (v) fifth, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), to the Note Distribution Account, an amount equal to the Outstanding principal amount of Notes;

          (vi) sixth, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), to the Certificate Distribution Account, an amount equal to all accrued and unpaid interest on the Certificates to and including the Trust Property Liquidation Date plus all breakage payments on the Certificates as specified in the Certificate Purchase Agreement;

          (vii) seventh, from the Distribution Amount and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), to the Certificate Distribution Account, an amount equal to the Certificate Balance; and

          (viii) eighth, from Available Funds and, without duplication, from amounts deposited into the Collection Account pursuant to Section 9.1(b), FIRST, if any amounts are due and owing to any Indemnified Party (as such term is used in the Note Purchase Agreement) under Section 11.01, Section
     11.04 or Section 11.05 of the Note Purchase Agreement, such amount shall be deposited into the Note Distribution Account for distribution to such Indemnified Parties and SECOND, from Available Funds and, without duplication, from amounts deposited into the Collection Account pursuant to
     Section 9.1(b), if any amounts are due and owing to any Indemnified Party (as such term is used in the Certificate Purchase Agreement) under Section 11.01, Section 11.04 or Section 11.05 of the Certificate Purchase Agreement, such amount shall be deposited into the Certificate Distribution Account for distribution to such Indemnified Parties.

     Section 4.8. NET DEPOSITS. Subject to payment by the Servicer of amounts otherwise payable pursuant to Section 4.6(ii) and provided that no Servicer Termination Event shall have occurred and be continuing with respect to such Servicer, the Servicer may make the remittances to be made by it pursuant to Sections 4.2, 4.4 and 4.5 net of amounts (which amounts may be netted prior to any such remittance for a Monthly Period) to be distributed to it pursuant to Sections 3.8, 4.2(b) and 4.6(i); PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and, PROVIDED, FURTHER, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

     Section 4.9. STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS. (a) On each Distribution Date, the Owner Trustee shall deliver to each Certificateholder (other than the General Partner) and JPMD, a statement based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for the Monthly Period or Interest Accrual Period, as applicable, relating to such Distribution Date the following information:

          (i)  the amount of such distribution allocable to principal;

          (ii)  the amount of such distribution allocable to interest;

          (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account;

          (iv) the Certificate Balance and the remaining balance of the Notes (after giving effect to distributions made on such Distribution Date);

          (v)  the Noteholders' Interest Carryover Shortfall, the
     Certificateholders' Interest Carryover Shortfall and the
     Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement; and

          (vi) the amount of fees paid by the Trust with respect to such Monthly Period.

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Certificate.

     (b) On each Payment Date, the Indenture Trustee shall deliver to each Noteholder and JPMD, a statement based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for the Monthly Period or Interest Accrual Period, as applicable, relating to such Payment Date the following information with respect to the
Notes:

          (i)  the amount of such distribution allocable to principal;

          (ii)  the amount of such distribution allocable to interest;

          (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account;

          (iv) the outstanding principal balance of the Notes and the remaining Certificate Balance (after giving effect to distributions made on such Payment Date);

          (v)  the Noteholders' Interest Carryover Shortfall, the
     Certificateholders' Interest Carryover Shortfall and the
     Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement; and

          (vi) the amount of fees paid by the Trust with respect to such Monthly Period.

Each amount set forth pursuant to subclauses (i) through (iv) above may be expressed as a dollar amount per $1,000 of original principal balance of a Note.

     Section 4.10. INDENTURE TRUSTEE AS AGENT. The Indenture Trustee, in holding all funds in the Trust Accounts and in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Certificateholders and the Noteholders.

     Section 4.11. ELIGIBLE ACCOUNTS. Any account which is required to be established as an Eligible Account pursuant to this Agreement and which ceases to be an Eligible Account shall within 5 Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency may consent) be established as a new account which shall be an Eligible Account and any cash and/or any investments shall be transferred to such new account.


                                    ARTICLE V
                               THE SPREAD ACCOUNT

     Section 5.1. WITHDRAWALS FROM SPREAD ACCOUNT. (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Deficiency Claim Amount (as defined below) with respect to the related Distribution Date is greater than zero, then the Indenture Trustee shall, on the Deposit Date, withdraw from the Spread Account an amount equal to the lesser of
(x) the Deficiency Claim Amount and (y) the amount on deposit in the Spread Account, and deposit such amount into the Collection Account. The "Deficiency Claim Amount" with respect to any Distribution Date shall equal the excess, if any, of

          (i)  the amount required to be distributed pursuant to clauses (i) -
     (vii) of Section 4.6, or clauses (i) - (vii) of Section 4.7, as applicable, over

          (ii)  the Available Funds with respect to such Distribution Date.

     (b) All amounts, if any, remaining on deposit in the Spread Account immediately following the distribution of the amounts required by clauses (i) -
(vii) of Section 4.7 in connection with a sale of not less than all of the Receivables in the Trust pursuant to Section 9.1(b) hereof shall be distributed to the Seller.


                                   ARTICLE VI
                                   THE SELLER

     Section 6.1. LIABILITY OF SELLER. The Seller shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

     Section 6.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER; AMENDMENT OF CERTIFICATE OF INCORPORATION. (a) The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Seller's business without the prior written consent of JPMD. The certificate of incorporation of any corporation (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, or (iii) succeeding to the business of Seller, shall contain provisions relating to limitations on business and other matters substantively identical to those contained in the Seller's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Seller under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide prompt, written notice of any merger, consolidation or succession pursuant to this Section
6.2 to the Owner Trustee, the Indenture Trustee, JPMD and the Rating Agencies. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 2.5 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and JPMD an officer's certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and JPMD an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

     (b) The Seller hereby agrees that it shall not (i) take any action prohibited by Article XVI of its certificate of incorporation or (ii) without the prior written consent of the Owner Trustee, the Indenture Trustee and JPMD, amend Article III, Article IX, Article XIV or Article XVI of its certificate of incorporation.

     Section 6.3. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

     Section 6.4. SELLER MAY OWN CERTIFICATES OR NOTES. Each of the Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Certificates or Notes so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of the Certificates or Notes, provided that any Certificates or Notes owned by the Seller or any Affiliate thereof, during the time such Certificates or Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Seller shall notify the Owner Trustee, the Indenture Trustee and JPMD promptly after it or any of its Affiliates become the owner or pledgee of a Certificate or Note.

     Section 6.5. LIMITED RECOURSE UPON SECURITIZED OFFERING. As a condition precedent to the optional redemption of the Notes under Section 10.01(b) of the Indenture in connection with a Securitized Offering, the Seller shall be obligated to purchase from the Trust, on or prior to the date on which such redemption of Notes occurs, all Ineligible Receivables for a purchase price equal to the Purchase Amount for such Ineligible Receivables.


                                   ARTICLE VII
                                  THE SERVICER

     Section 7.1. LIABILITY OF SERVICER; INDEMNITIES. (a) The Servicer (in its capacity as such and, in the case of OFL, without limitation of its obligations under the Purchase Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

     (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

     (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any taxes that may at any time be asserted against the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD, the Certificateholders or the Noteholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables and the other Trust Property to the Trust or the issuance and original sale of the Certificates and the Notes, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

     (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD, the Certificateholders or the Noteholders through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     (e) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Owner Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement and the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance or gross negligence of the Owner Trustee, or (B) arises from the Owner Trustee's breach of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement; PROVIDED, HOWEVER, that amounts payable under this paragraph shall be increased by the amount of income taxes actually paid by the Owner Trustee in respect of any indemnity payment unless the Owner Trustee received or can reasonably be expected to receive a tax deduction for the related loss or cost.

     (f) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.


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

     (g) OFL, in its individual capacity, hereby acknowledges that the indemnification provisions in the Purchase Agreement benefiting the Trust, the Owner Trustee, the Indenture Trustee, the Backup Servicer and JPMD are enforceable by each hereunder.

     Section 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER OR BACKUP SERVICER. (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement.
 Any corporation (i) into which the Servicer may be merged or consolidated,
(ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this
Section 7.2(a) to the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and JPMD an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and JPMD an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

     (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

     Section 7.3. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS. (a) Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Trust, the Certificateholders or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer or such person, as the case may be; PROVIDED FURTHER, that this provision shall not affect any liability to indemnify the Owner Trustee and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Owner Trustee or the Indenture Trustee, each in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under this Agreement.

     (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Owner Trustee, the Indenture Trustee, the Seller, JPMD, the Noteholders and the Certificateholders shall look only to the Servicer to perform such obligations.

     Section 7.4. DELEGATION OF DUTIES. The Servicer may delegate duties under this Agreement to an Affiliate of OFL with the prior written consent of JPMD, the Indenture Trustee, the Owner Trustee and the Backup Servicer (which consent shall not be unreasonably withheld). Neither OFL nor any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of JPMD, the Indenture Trustee, the Owner Trustee and the Backup Servicer (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the Servicer also may at any time and in its sole discretion perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables,

PROVIDED, HOWEVER, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

     Section 7.5. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and JPMD does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to JPMD, the Owner Trustee and the Indenture Trustee. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal.


                                  ARTICLE VIII
                           SERVICER TERMINATION EVENTS

     Section 8.1. SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

          (a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Certificateholders or Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement (or, if OFL is the Servicer, the Purchase Agreement);

          (b) Failure by the Servicer to deliver to the Indenture Trustee, the Owner Trustee and JPMD the Servicer's Certificate by the third Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2(a);

          (c) Failure on the part of the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller set forth in this Agreement (or, if OFL is the Servicer, the Purchase

     Agreement), which failure (i) materially and adversely affects the rights of Certificateholders or Noteholders and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Seller by the Owner Trustee, the Indenture Trustee or any Certificateholder or Noteholder;

          (d) The occurrence of an Insolvency Event with respect to the Seller or the Servicer;

          (e) Any representation, warranty or statement of the Servicer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 2.5(a)), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Owner Trustee, the Indenture Trustee or a Certificateholder or Noteholder, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

          (f)  An Event of Default under the Indenture shall have occurred.

     Section 8.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, either the Indenture Trustee, the Owner Trustee, JPMD, by notice given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by JPMD) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates, the Notes or the Trust Property or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed pursuant to Section 8.3(b)); PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Trust Property and related documents to show the Owner Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the other Trust Property. If requested by JPMD, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 3.2(e)), or to a lockbox established by the successor Servicer at the direction of JPMD, at the successor Servicer's expense. In addition to any other amounts that are then payable to the terminated Servicer under this Agreement, the terminated Servicer shall then be entitled to receive out of Available Funds reimbursements for any Outstanding Monthly Advances (in accordance with Section 4.4(d)) made during the period prior to the notice pursuant to this Section 8.2 which terminates the obligation and rights of the terminated Servicer under this Agreement. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated
Servicer shall grant the Owner Trustee, the Indenture Trustee, JPMD and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

     Section 8.3. APPOINTMENT OF SUCCESSOR. (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 8.2 or (ii) the resignation of the Servicer pursuant to Section 7.5, the Backup Servicer (unless pursuant to Section 8.3(b) an alternate successor Servicer has been appointed) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Owner Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section
8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer and shall serve from term to term as provided in Section 3.14.

     (b) If the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Indenture Trustee, JPMD or the Owner Trustee may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor
Servicer upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5.

     (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in contravention of the terms of this Agreement) to act as Servicer although it is legally able to do so, JPMD and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by the Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, JPMD and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable from Available Funds. If the Backup Servicer is the successor Servicer, the Backup Servicer shall be entitled to reimbursement, pursuant to Section 4.6(ii), of reasonable transition expenses, not in excess of $50,000, incurred in acting as successor Servicer. In addition, any successor Servicer shall be entitled to reimbursement from Available Funds of reasonable transition expenses incurred in acting as successor Servicer.

     Section 8.4. NOTIFICATION TO CERTIFICATEHOLDERS AND NOTEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

     Section 8.5. WAIVER OF PAST DEFAULTS. A Note Majority or Certificate Majority may, on behalf of all Holders of Notes and Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


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

                                   ARTICLE IX
                                   TERMINATION

     Section 9.1. OPTIONAL PURCHASE OF RECEIVABLES; LIQUIDATION OF TRUST ESTATE. (a) On each Determination Date with respect to a Distribution Date following the Distribution Date as of which the Aggregate Principal Balance is less than 10% of the Facility Limit, the Servicer and the Seller each shall have the option to purchase the corpus of the Trust; PROVIDED, HOWEVER, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes and the Certificates, together with any breakage payments (including amounts needed to fund the Commercial Paper Funding Account pursuant to the Note Purchase Agreement). To exercise such option, the Servicer or the Seller, as the case may be, shall pay the aggregate Purchase Amounts for the Receivables, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust, such appraisal to be conducted by an appraiser acceptable to the Servicer and the Seller, and shall succeed to all interests in and to the Trust Property. The fees and expenses related to such appraisal shall be paid by the party exercising the option to purchase. The party exercising such option to repurchase shall deposit the aggregate Purchase Amounts for the Receivables and the amount of the appraised value of any other property held as part of the Trust into the Collection Account, and the Indenture Trustee shall distribute the amounts so deposited in accordance with Section 4.6.

     (b) Prior to a Recapitalization, the Seller may purchase the Trust Property and apply the proceeds of such purchase or purchases to redeem or pay in full Outstanding Notes and Certificates; PROVIDED, THAT,

               (1) the Seller shall have provided a written notice to the Servicer, the Indenture Trustee, the Owner Trustee, the Backup Servicer, JPMD and the Rating Agencies setting forth the Trust Property Liquidation Date at least 3 days prior to such proposed Trust Property Liquidation Date and stating whether such liquidation will be a final termination of the Trust;

               (2) the Seller shall pay at least one Business Day prior to the Trust Property Liquidation Date the aggregate Purchase Amounts for the Receivables, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust, plus all breakage payments (including amounts needed to fund the Commercial Paper Funding Account pursuant to the Note Purchase Agreement) provided in the Note Purchase Agreement and the Certificate Purchase Agreement, and the Seller shall succeed to all interests in and to the Trust Property. Any such appraisal shall be conducted by an appraiser acceptable to the Seller and JPMD and the fees and expenses related thereto shall be paid by the Seller;

               (3) the source of funds for the purchase of Trust Property specified in clause (2) above shall be fully disclosed to JPMD and shall be acceptable to JPMD;

               (4) each of the Seller and OFL shall provide an Officer's Certificate executed by its Chief Financial Officer or Treasurer stating that the Seller or OFL, as applicable, is not insolvent (within the meaning of the Bankruptcy Code) prior to and will not be insolvent (within the meaning of the Bankruptcy Code) subsequent to the purchase of Trust Property;

               (5) each of the Seller and OFL shall provide to JPMD such Opinions of Counsel as JPMD shall deem necessary and advisable in connection with the purchase of Trust Property; and

               (6) the proceeds from the purchase are sufficient to pay all the obligations required to be paid in clauses (i) through (vii) of
          Section 4.7.

          All proceeds from a sale of the Trust Property pursuant to this
     Section 9.1(b) shall be deposited in the Collection Account for distribution by the Indenture Trustee pursuant to Section 4.7 hereof.

     (c) Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Owner Trustee shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Owner Trustee shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution Date of the Available Funds) from the Insolvency Proceeds:

          (i) (A) to the Trust for payment of any taxes due and unpaid with respect to the Trust, to the extent such taxes have not been previously paid by OFL or by the Servicer pursuant to Section 3.8; (B) to the Servicer, the amount of Outstanding Monthly Advances for which the Servicer is entitled to be reimbursed pursuant to Section 4.4(d) and for which the Servicer has not previously been reimbursed pursuant to Section 4.8; (C) to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to be reimbursed pursuant to the Administration Agreement; (D) to the Indenture Trustee, any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; (E) to any Lockbox Bank, Custodian, Backup Servicer or Administrator (including the Owner Trustee or Indenture Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer or OFL); and (F) to the Servicer, the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in Section 4.2(b), to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.8;

          (ii) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date plus any breakage payments specified in the Note Purchase Agreement;

          (iii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits otherwise made in the Note Distribution Account on such Distribution Date);

          (iv) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date plus any breakage payments specified in the Certificate Purchase Agreement; and

          (v) to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits otherwise made in the Certificate Distribution Account on such Distribution Date).

Any Insolvency Proceeds remaining after the deposits described above shall be deposited into the Certificate Distribution Account.

     (d) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     Section 10.1. AMENDMENT. (a) This Agreement may be amended by the Seller, the Servicer and the Trust, with the prior written consent of the Indenture Trustee and JPMD (which consent shall not be unreasonably withheld) but without the consent of any of the Noteholders or Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or Certificateholders.

     (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trust with the prior written consent of the Indenture Trustee and the Backup Servicer (which consent shall not be unreasonably withheld) and with the consent of a Certificate Majority and a Note Majority (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; PROVIDED, HOWEVER, that, subject to the provisions of Section 5.04 of the Indenture, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions required to be made on any Certificate or Note or the Certificate Rate or Note Interest Rate, (b) amend any provisions of Section
4.6 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders or Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates or Notes then outstanding.

     (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

     (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

     STP It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee, as applicable, may prescribe, including the establishment of record dates.

     (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Backup Servicer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Owner Trustee and the Backup Servicer may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's and the Backup Servicer's own rights, duties or immunities under this Agreement or otherwise.

     Section 10.2. PROTECTION OF TITLE TO TRUST PROPERTY. (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Owner Trustee and the Indenture Trustee in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee, the Indenture Trustee and JPMD file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller, the Servicer nor the Trust shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee, the Indenture Trustee and JPMD at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

     (c) Each of the Seller, the Servicer and the Trust shall give the Owner Trustee, the Indenture Trustee and JPMD at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly (with reference to the particular trust) that the Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on

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

the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by the Seller or Servicer.

     (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by the Seller or Servicer.

     (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

     (h) The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, the Backup Servicer and JPMD at any time upon request a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. Upon request, the Servicer shall furnish a copy of any list to the Seller. The Owner Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

     (i) The Seller and the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and JPMD simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables and the other Trust Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

     (j) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and JPMD, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

     Section 10.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     Section 10.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the Notes or the respective rights of the Holders thereof.

     Section 10.5. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Backup Servicer, JPMD and a Certificate Majority (which consent, in the case of the Owner Trustee or the Indenture Trustee, shall not be unreasonably withheld).

     Section 10.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. JPMD and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 10.7.  [RESERVED].

     Section 10.8. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 10.9. INTENTION OF PARTIES. (a) The execution and delivery of this Agreement and each Transfer Agreement shall constitute an acknowledgement by the Seller, that it is intended that the assignment and transfer contemplated herein and therein constitute a sale and assignment outright, and not for security, of the Receivables and the other Trust Property, conveying good title thereto free and clear of any Liens, from the


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


Seller to the Trust, and that the Receivables and the other Trust Property shall not be a part of the Seller's estate in the event of the insolvency, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, the Seller. In the event that any such conveyance is determined to be made as security for a loan made by the Trust or the Certificateholders to the Seller, the Seller intends that it shall have granted to the Owner Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Trust Property conveyed to the Trust pursuant to Section 2.1 of this Agreement, and that this Agreement shall constitute a security agreement under applicable law.

     (b) The execution and delivery of this Agreement shall constitute an acknowledgement by the Seller and the Owner Trustee on behalf of the Certificateholders that they intend that the Certificates will qualify as indebtedness, and that the Trust will be treated as a security device, for federal income tax purposes. The Seller and the Owner Trustee on behalf of the Certificateholders further acknowledge that they intend, in the event that the Certificates are deemed for federal income tax purposes to represent equity interests in the Trust, that the Trust will be treated for federal income tax purposes as a partnership, rather than an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

     Section 10.10. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of OFL, the Seller or the Servicer, at the following address: Olympic Receivables Finance Corp. II, 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, with copies to: Olympic Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham, (b) in the case of the Owner Trustee, at the Corporate Trust Office, (c) in the case of the Indenture Trustee and, for so long as the Indenture Trustee is the Backup Servicer, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department, (d) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), Attention:
Asset-Backed Surveillance, (e) in the case of JPMD, J.P. Morgan Delaware, 902 Market Street, Wilmington, Delaware 19801, Attention: Asset Finance Group, and (f) any notice required or permitted to be mailed to a Certificateholder or a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or the Note Register (as the case may be), and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or the Noteholder receives such notice.

     Section 10.11. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any related documents.

          IN WITNESS WHEREOF, the Issuer, the Seller, OFL, the Servicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                              ISSUER:

                              OLYMPIC AUTOMOBILE RECEIVABLES
                                WAREHOUSE TRUST

                              By WILMINGTON TRUST COMPANY,
                                not in its individual capacity but solely as Owner Trustee



                              By /s/ Emmett R. Harmon
                                ----------------------------------------
                                Name:  Emmett R. Harmon
                                Title: Vice President


                              SELLER:

                              OLYMPIC RECEIVABLES FINANCE
                                CORP. II



                              By /s/ John A. Witham
                                ----------------------------------------
                                Name:  John A. Witham
                                Title: Senior Vice President and
                                       Chief Financial Officer

                              OLYMPIC FINANCIAL LTD.,
                                in its individual capacity and as Servicer



                              By /s/ John A. Witham
                                ----------------------------------------
                                Name:  John A. Witham
                                Title: Senior Vice President and
                                       Chief Financial Officer

                                           BACKUP SERVICER:

                                           NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION

                                          By /s/ Robert N. Guimont
                                             ----------------------------
                                             Name:  Robert N. Guimont
                                             Title: Assistant Vice President


Acknowledged and Accepted:

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION,
  not in its individual capacity but as
  Indenture Trustee



By  /s/ Robert N. Guimont
  ------------------------------
  Name:   Robert N. Guimont
  Title:  Assistant Vice President

                                   SCHEDULE A


                             SCHEDULE OF RECEIVABLES


               [Deemed Incorporated From Each Transfer Agreement]

                                   SCHEDULE B

                REPRESENTATIONS AND WARRANTIES OF SELLER AND OFL

     .1   CHARACTERISTICS OF RECEIVABLES.  Each Receivable (A) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by OFL from such Dealer under an existing Dealer Agreement with OFL and was validly assigned by such Dealer to OFL, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is fully amortizing and provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

     .2   NO FRAUD OR MISREPRESENTATION.  Each Receivable was originated by a
Dealer and was sold by the Dealer to OFL without any fraud or misrepresentation on the part of such Dealer in either case.

     .3   COMPLIANCE WITH LAW.  All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

     .4   ORIGINATION.  Each Receivable is a United States dollar obligation of an Obligor domiciled in the United States and such Receivable was originated in the United States.

     .5   BINDING OBLIGATION.  Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the related Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

     .6   NO GOVERNMENT OBLIGOR.  No Obligor is the United States of America
or any State or any agency, department, subdivision or instrumentality thereof.

     .7   OBLIGOR BANKRUPTCY.  At the applicable Cutoff Date, no Obligor had been identified on the records of OFL as being, and, to the best of the Seller's knowledge, no Obligor is the subject of a current bankruptcy proceeding.

     .8   SCHEDULE OF RECEIVABLES.  The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the applicable Cutoff Date.

     .9   MARKING RECORDS.  By the Closing Date or by each Transfer Date, as applicable, the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of this Agreement.

     .10 MONTHLY TAPE. The Monthly Tape made available by the Seller to the Backup Servicer and the Indenture Trustee was complete and accurate in all respects as of the date delivered, and includes a description of the same Receivables that are described in the Schedule of Receivables.

     .11 ADVERSE SELECTION. No selection procedures adverse to the Noteholders or the Certificateholders were utilized in selecting the Receivables from those receivables owned by OFL which met the selection criteria contained in this Agreement.

     .12 CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

     .13 ONE ORIGINAL. There is only one original executed copy of each Receivable.

     .14 RECEIVABLE FILES COMPLETE. The complete Receivable File (other than item (iv) in Section 2.2 of this Agreement) is in the possession of OFL at its corporate office. The complete Receivable File for each Receivable will be in the possession of the Custodian within ten Business Days after the conveyance of the Receivable from OFL to the Seller and from the Seller to the Trust. By such date, there will exist a Receivable File pertaining to each Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or copies thereof, or a documented verbal confirmation by an insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle, (c) the original Lien Certificate or application therefor or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by OFL within 180 days, and (d) a credit application signed by the Obligor, or a copy thereof. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of the Custodian.

     .15 RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     .16 LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes or the Certificates. With respect to such sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes or the Certificates, either
(1) no consent is required or (2) all required consents have been obtained.

     .17 GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by OFL to any Person other than the Seller or by the Seller to any Person other than the Trust; immediately prior to the conveyance of the Receivables pursuant to the Purchase Agreement or any Assignment Agreement, OFL was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien; immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement or any Transfer Agreement, as applicable, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement or any Transfer Agreement, as applicable, by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither OFL nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

     .18 SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of OFL in the Financed

Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or any Transfer Date, as applicable, and will show OFL named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, OFL has received written evidence from the related Dealer that such Lien Certificate showing OFL as first lienholder has been applied for or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by OFL within 180 days. OFL's security interest has been validly assigned by OFL to the Seller, by the Seller to the Owner Trustee pursuant to this Agreement or any Transfer Agreement, as applicable, and by the Trust to the Indenture Trustee pursuant to the Indenture. Immediately after the sale, transfer and assignment thereof to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party, which security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of each Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

     .19 ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the other Trust Property have been made, taken or performed.

     .20 NO IMPAIRMENT. Neither OFL nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Indenture Trustee, JPMD, the Noteholders and the Certificateholders in any Receivable or the proceeds thereof.

     .21 RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

     .22 NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

     .23 NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of any Cutoff Date or any Transfer Date, as applicable, no Financed Vehicle had been repossessed.

     .24 INSURANCE. As of the Closing Date or as of any Transfer Date, as applicable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming OFL as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming OFL and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the related Cutoff Date.

     .25 PAST DUE. As of the related Cutoff Date, no Receivable was more than 30 days past due and no funds have been advanced by the Seller, the Servicer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under this representation.

     .26 REMAINING PRINCIPAL BALANCE. As of the related Cutoff Date, each Receivable had a remaining principal balance equal to or greater than $500.00, and the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

     .27 MATURITY. Each Receivable has an original maturity of at least three months.

     .28 CERTAIN CHARACTERISTICS. (A) No Receivable has an initial payment date more than three months subsequent to the related Cutoff Date; (B) No Receivable has a final scheduled payment date on or before the related Transfer Date; (C) The Principal Balance of each Receivable set forth in Schedule of Receivables is true and accurate in all material respects as of the related Cutoff Date; and (D) after giving effect to the conveyance of Receivables on each Transfer Date, (i) the aggregate of the Principal Balances of Receivables with original maturities ranging from 72 to 84 months shall not exceed 7.5% of the aggregate of the Principal Balances of all Receivables on such Transfer Date, and (ii) the aggregate of the Principal Balances of Receivables attributable to loans originated under OFL's "Classic" program shall not exceed 40% of the aggregate of the Principal Balances of all Receivables on such Transfer Date.

     .29 PAYMENTS TO LOCKBOX BANK. The Obligor with respect to each Receivable, as of the related Transfer Date, is required to make all Scheduled Payments to the Lockbox Bank.

                                   SCHEDULE C

                        SERVICING POLICIES AND PROCEDURES

                                                                       EXHIBIT B

                           FORM OF CUSTODIAN AGREEMENT

                                                                       EXHIBIT D

                           FORM OF PURCHASE AGREEMENT

                                                                       EXHIBIT E

                         FORM OF SERVICER'S CERTIFICATE

                                                                       EXHIBIT F


                           FORM OF TRANSFER AGREEMENT


     TRANSFER AGREEMENT, dated as of _________________ 199__, among Olympic Automobile Receivables Warehouse Trust, a Delaware business trust (the "Trust"), Olympic Receivables Finance Corp. II, a Delaware corporation (the "Seller"), and Olympic Financial Ltd., a Minnesota corporation (the "Servicer"), pursuant to the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:

     WHEREAS, the Trust, the Seller and the Servicer are parties to the Sale and Servicing Agreement, dated as of December 28, 1995 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement");

     WHEREAS, pursuant to the Sale and Servicing Agreement, the Seller wishes to convey Receivables and certain related property to the Trust; and

     WHEREAS, the Trust is willing to accept such conveyance subject to the terms and conditions hereof and of the Sale and Servicing Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Trust, the Seller and the Servicer hereby agree as follows:

     II   DEFINED TERMS.  Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

     "CUTOFF DATE" shall mean, with respect to the Receivables conveyed hereby, __________, 199__.

     "TRANSFER DATE" shall mean, with respect to the Receivables conveyed hereby, __________, 199__.

    III   SCHEDULE OF RECEIVABLES.  The Schedule of Receivables attached hereto as Exhibit A is a supplement to the Schedule of Receivables attached as Schedule A to the Sale and

Servicing Agreement. The Receivables listed in the Schedule of Receivables constitute the Receivables to be conveyed pursuant to this Agreement on the Transfer Date.

     IV   CONVEYANCE OF RECEIVABLES.  Subject to the conditions specified in
Section 2.1(b) of the Sale and Servicing Agreement and in consideration of the Trust's delivery to or upon the order of the Seller of the Purchase Price, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trust, without recourse (but without limitation of its obligations in the Sale and Servicing Agreement, the Purchase Agreement and this Agreement), all of the right, title and interest of the Seller, whether now existing or hereafter acquired, in and to the Receivables listed on Schedule A hereto and the related Other Conveyed Property, an assignment of the rights of the Seller under the Purchase Agreement, all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof, and all proceeds of the foregoing. OFL and the Seller acknowledge that such Receivables have previously been sold, transferred, assigned and conveyed to the Seller pursuant to one or more Assignment Agreements pursuant to the Purchase Agreement, and OFL hereby confirms such prior sale, transfer, assignment and conveyance.

     V    REQUIRED INFORMATION.

          .1  Aggregate Principal Balance of Receivables to be
               transferred:                      $________________.

          .2  Purchase Price for Receivables:    $_________________.

          .3  Facility Balance after giving
               effect to the conveyance
               contemplated hereby:          $_________________.

     VI   INCORPORATION OF SALE AND SERVICING AGREEMENT.  This Transfer
Agreement is made pursuant to and upon the representations, warranties and agreements on the part of OFL and the Seller contained in the Sale and Servicing Agreement and shall be governed in all respects by the Sale and Servicing Agreement.

    VII   RATIFICATION OF SALE AND SERVICING AGREEMENT.  As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

    VII   COUNTERPARTS.  This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     IX   GOVERNING LAW.  This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trust, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                            OLYMPIC AUTOMOBILE RECEIVABLES
                              WAREHOUSE TRUST

                            By WILMINGTON TRUST COMPANY,
                              not in its individual capacity but solely as Owner Trustee



                             By
                               ------------------------------------------
                               Name:
                               Title:


                            OLYMPIC RECEIVABLES FINANCE CORP. II



                             By
                               ------------------------------------------
                               Name:
                               Title:


                            OLYMPIC FINANCIAL LTD.



                             By
                               ------------------------------------------
                               Name:
                               Title:


                                      F-3